                                                                 EXHIBIT 4.(a).6

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                                                                           Final

                              CDC AUSTRALIA LIMITED
                                  as Purchaser

                                  PRAXA LIMITED
                                   as Company

                        MANTECH INTERNATIONAL CORPORATION
                                       AND
                      MANTECH AUSTRALIA INTERNATIONAL INC.
                                   as Sellers

              ----------------------------------------------------
                            SHARE PURCHASE AGREEMENT

              ----------------------------------------------------

                                            Initialled by Sellers ____         1
                                            Initialled by Purchaser __

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                                                                           Final

      This SHARE PURCHASE AGREEMENT is dated as of December 31, 2002, is made by and among CDC AUSTRALIA LIMITED, a company organized and existing under the laws of the British Virgin Islands (the "Purchaser"); PRAXA LIMITED, ACN 006 126 496 having a registered office of 147 Eastern Road South Melbourne Victoria (the "Company"); and MANTECH INTERNATIONAL CORPORATION, a company organized and existing under the laws of the state of Delaware and having an address of 12015 Lee Jackson Highway, Fairfax, Virginia, United States of America, 22033-3300 and MANTECH AUSTRALIA INTERNATIONAL INC. organized and existing under the laws of Virginia and having and address of 12015 Lee Jackson Highway, Fairfax, Virginia, United States of America 22033-3300 (collectively the "Sellers"), all of whom may be collectively referred to herein as the "Parties" or individually as a "Party".

      WHEREAS, prior to the Closing (defined herein), the Sellers are the only legal and beneficial owners of 100% of the issued and outstanding shares of the Company on a fully diluted basis which they desire to sell 100% of the Shares (defined herein) to the Purchaser (the "Equity Interest") and Purchaser wishes to purchase the Equity Interest from the Sellers.

      WHEREAS concurrently with the closing of this Agreement, the Purchaser will receive an Employment Release (defined herein) duly executed by Colin Holgate and the Company will use its best endeavours to enter into a Consultancy Agreement with Colin Holgate (defined herein).

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

      Section 1. Definitions and Principles of Construction

      1.01 Defined Terms. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

      "$" shall mean, when used by itself, the Australian dollar, the legal currency of Australia.

      "2002 Financial Statements" shall mean the calendar year ending December 2002 audited Financial Statements of the Company.

      "2003 Financial Statements" shall mean the calendar year ending December 2003 audited Financial Statements of the Company.

      "2003 Tax Assessment" shall have the meaning given to such term in Section 2.06(b)(ii).

      "Accounts Receivable" shall have the meaning given to such term in Section 3.22(e) herein.

      "Actual EBITDA" shall mean, with respect to EBITDA, the actual consolidated audited earnings before interest, taxes depreciation and amortization of the Company in accordance with GAAP for the calendar year ending December 31, 2003 as determined by the Purchaser's Auditor or any other auditor elected by the Purchaser in its sole discretion provided that such auditor is selected from one of the top five (5) largest accounting firm in Australia.

      "Adjusted Consideration" shall have the meaning given in Section 2.05.

      "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                                            Initialled by Sellers ____         2
                                            Initialled by Purchaser __

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                                                                           Final

      "Agreement" shall mean this Share Purchase Agreement, the exhibits and schedules hereto, the certificates and Disclosure Schedule delivered in accordance herewith, as the same may be amended, supplemented or modified from time to time.

      "Assets" shall mean all of the assets of the Company including but not limited to the Intellectual Property, the IP Assets, the Material Contracts, the Equipment Leases, and the Property Leases.

      "Board" shall mean the board of directors of the Company.

      "Business Day" shall mean a day other than Saturday, Sunday or any day on which banks located in Australia or Hong Kong are authorized or obligated to close.

      "Claim Notice" shall mean written notification pursuant to Section 10.02(a) enclosing a copy of all papers served, if any, and specifying the nature of and basis for such claim together with the amount or, if not then reasonably ascertainable, the estimated amount of such claim.

      "Closing" shall have the meaning given to such term in Section 2.03.

      "Closing Date" shall mean the later of:

(a) the date two (2) days after the conditions precedent set out in Sections 2 and 7 are either satisfied as determined by the Purchaser or waived by the Purchaser, in its sole and absolute discretion and the conditions precedent set out in Section 8 are either satisfied as determined by the Seller or waived by the Seller, in its sole and absolute discretion; and

(b)   such other date as the Purchaser and the Sellers shall agree in writing.

      "Company's Pre-Closing Auditor" shall mean KPMG, Melbourne.

      "Constitution" shall mean the memorandum of association, articles of association, certificate or articles of incorporation and by-laws, or similar charter documents, as may be amended from time to time.

      "Consultancy Agreement" shall mean the consultancy agreement in a form satisfactory to the Purchaser and substantially similar to that attached as Attachment A dated the Closing Date and duly signed by Colin Holgate and the Company.

      "Corporations Act" shall mean the Corporations Act of Australia as amended from time to time.

      "Disclosure Schedule" shall mean the records and documents delivered to the Purchaser by the Sellers and the Company herewith and dated as of the Effective Date containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Sellers pursuant to this Agreement. For the avoidance of doubt, all references to any Schedule herein are to be produced by the Sellers and deemed to be produced by them.

      "EBITDA" shall mean shall mean earnings before interest, taxes depreciation and amortization of the Company in accordance with GAAP.

      "Effective Date" shall mean the date of this Agreement.

      "Employee Litigation" shall have the meaning given in Section 3.12(h).

                                            Initialled by Sellers ____         3
                                            Initialled by Purchaser __

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                                                                           Final

      "Employment Release" shall mean the executed settlement deed and general release in a form satisfactory to the Purchaser and substantially similar to that attached as Attachment B duly signed by all parties thereto and dated the Closing Date releasing and forever discharging the Company, the Purchaser and the Sellers from all employment related claims that Colin Holgate could otherwise bring.

      "Equity Interest" shall mean those shares representing 100% of the total issued and outstanding shares in the Company on a fully diluted basis which are currently owned by the Sellers and which shall be purchased by the Purchaser in accordance with the terms of this Agreement, as of the Closing.

      "Equipment Leases" shall mean leases of, and agreements to hire, equipment (including motor vehicles) to the Company including, without limitation, those listed in Section 3.14(c) of the Disclosure Schedule.

      "Estimated EBITDA" shall mean, for the calendar year 2003 up to and including the month of December 2003, AU$3,662,000.

      "Financial Statements" shall mean: (a) the audited consolidated financial statements of the Company for the twelve (12) months preceding June 30, 2001, for the six (6) months preceding December 31, 2001 and for the twelve (12) months preceding December 31, 2002, and such Financial Statements shall include true and complete copies of the balance sheets of the Company and the related consolidated statements of operations, shareholders' equity and cash flow statements for each such period prepared in accordance with GAAP, together with a true and correct copy of the report on such audited information along with all existing management letters from the auditors, with respect to the results of such audits (The Sellers will use its best endeavors to obtain such management letters prior to the execution of this Agreement); and (b) the management accounts for the eleven (11) months preceding November 30, 2002 and such Financial Statements shall include true and complete copies of the balance sheets of the Company and the related statements of operations, shareholders' equity and cash flow statements for each such period.

      "First Installment" shall have the meaning given in Section 2.02.

      "First Retained Sum" shall have the meaning given in Section 2.06(b).

      "Fund" shall mean the AMP CustomSuper Fund.

      "GAAP" shall mean generally accepted accounting principles of the United States.

      "Governmental Licenses" shall have the meaning given to such term in
Section 3.17.

      "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of Australia or any applicable foreign country or any domestic or foreign state, county, city or other political subdivision.

      "Hong Kong" shall mean Hong Kong Special Administrative Region of the People's Republic of China.

      "Inception Date" shall mean September 3, 1987, the date of incorporation of the Company.

      "Indemnified Party" shall have the meaning given in Section 10.01.

      "Indemnifying Party" shall have the meaning given in Section 10.01.

                                            Initialled by Sellers ____         4
                                            Initialled by Purchaser __

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                                                                           Final

      "Insolvency Proceeding" means proceedings by or against a Person under the United States Bankruptcy Code or other insolvency law, or the bankruptcy or insolvency law of any jurisdiction in Australia (including without limitation Federal, New South Wales, Victoria, Queensland and the Australian Capital Territory) which proceedings may include assignments for the benefit of creditors or proceedings seeking reorganization, arrangement or other similar relief.

      "Installments" shall mean the First Installment and the Retained Amount and "any Installment" shall mean any of the First Installment or the Retained Amount.

      "Intellectual Property" shall mean: (a) all copyrightable works, copyrights, design rights including all improvements, revisions, amendments, modifications or alternations and all applications, registrations, and renewals in connection therewith; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all inventions discoveries and patents (whether patentable or unpatentable and whether or not reduced to practice), all improvements, revisions, amendments, modifications or alternations thereto; (d) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);
(e) all computer software (including data and related documentation) or source or object code, including all improvements, revisions, amendments, modifications or alternations; (f) all other proprietary, intellectual and industrial rights in whatever form or medium, including moral rights; and (g) the IP Assets.

      "IP Assets" shall mean the computer software in part or whole created, developed, designed, owned and/or licensed by the Company including, without limitation, Starfire, SwitchGate, a council ratings package known as "RIMS" and a product known as "TDMSe".

      "Key Employees" shall mean the employees listed in Section 3.12(s) of the Disclosure Schedule.

      "Known Proceedings" shall have the meaning given in Section 10.01(a)(v).

      "Law" shall mean all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law in any jurisdiction of Australia (including without limitation Australian federal, New South Wales, Victoria, Queensland and the Australian Capital Territory) or any other applicable foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

      "Liability" as used either singularly or in the plural shall mean any liability, debt or obligation of the Company, including any drawdowns under any loans made to the Company after the Closing Date.

      "Lien" shall mean any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, encroachment, transfer restriction, or other encumbrance of any kind.

      "Loss" shall mean any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, reasonable court costs, reasonable fees of attorneys, reasonable retainers, reasonable fees of accountants and other experts or other reasonable expenses of litigation, reasonable witnesses costs/expenses or other proceedings or of any claim, default or assessment).

                                            Initialled by Sellers ____         5
                                            Initialled by Purchaser __

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                                                                           Final

      "Material Adverse Effect" shall mean a material adverse effect upon the business, assets or operations of the Company.

      "Material Contracts" shall have the meaning given in Section 3.16(f).

      "Net Asset Value" shall mean the total balance sheet assets less the total balance sheet liabilities.

      "Order" shall mean any writ, judgement, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

      "Overage" shall have the meaning given in Section 2.05(c)(ii).

      "PE" shall mean the product of the Total Consideration divided by the Estimated EBITDA: the PE is 3.004.

      "Person" shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

      "Proceeding" shall have the meaning give in Section 3.10.

      "Property Leases" shall mean all property leases executed by the Company that are effective as at the Closing including, without limitation, the leases relating to the following premises: (a) Level 1, 2 Gardner Close Milton, Queensland; (b) 95 Northbourne Avenue, Turner ACT; (c) 147 Eastern Road South Melbourne, Victoria; and (d) Riverside Corporate Park, 12 Julius Avenue North Ryde, 2113 New South Wales.

      "Purchaser's Auditor" shall mean Ernst & Young, Australia.

      "Records" means originals and copies, of all books, files, reports, records, correspondence, documents and other material of or relating to or used in connection with the Company and including, without limitation: (a) minute books, statutory books and registers, books of account and copies of taxation returns; (b) sales literature, market research reports, brochures and other promotional material; (c) all sales and purchasing records; and (d) lists of all regular suppliers and customers.

      "Retained Amount" shall have the meaning given in Section 2.02.

      "Retention Stakeholder" shall have the meaning given in Section 2.06(a).

      "Second Retained Sum" shall have the meaning given in Section 2.06(b).

      "Sellers" shall have the meaning given in the Recitals hereto and "Seller" shall mean either of the Sellers.

      "Shortage" shall have the meaning given in Section 2.05(c)(i).

      "Subsidiaries" when used in plural or "Subsidiary" when used singly shall mean, in relation to the Company, a corporate entity whose voting shares are owned more than 50% by the Company and over which managing body the Company exercises actual control.

      "Tax Claim" shall mean any assessment notice (including a notice of adjustment of a loss in a manner adversely affecting the Company), demand or other document issued or action taken by or on behalf of any Governmental or Regulatory Authority, whether before or after the date of this

                                            Initialled by Sellers ____         6
                                            Initialled by Purchaser __

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                                                                           Final

Agreement relating to or based up any facts or circumstances (or part thereof) arising or existing prior to Closing, as a result of which the Company is liable to make a payment for any tax, levy, impost, deduction, charges, withholdings and duties (excluding stamp duties) or has suffered a lost, together with related interest, penalties, fines and other statutory charges whether accrued before or after Closing.

      "Tax Losses" shall mean any income tax losses inherent in and disclosed as "Future Income Tax Benefits" in the balance sheet of the Company as at October 31, 2002.

      "Threatened" shall mean those threats that are received by or on behalf of the Company: (i) in writing by any of the Company or any of its directors, managers, officers, employees or contractors of the Company; or (ii) verbally by any of the Company or any of it's directors or Key Employees.

      "Total Consideration" shall have the meaning given to such term in Section 2.02.

      "Transaction Documents" shall mean this Agreement (and all relevant share transfers, share certificates, board and shareholder resolutions and any other ancillary documents required for the consummation of this Agreement), the Consultancy Agreement and the Employment Release.

      "Transfer" shall mean the making of any sale, exchange, assignment or gift, the granting of any security interest, pledge or other encumbrance in, or the creation of, any voting trust or other agreement or arrangement with respect to the transfer of voting rights in the Equity Interest, or the creation of any other claim thereof or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title or interest or possession in or of the Equity Interest.

      "Trust Deed" shall mean the trust deed that established the Fund as amended.

      "U.S." or "US" shall mean the United States of America.

      "US$" shall mean the U.S. dollar, the legal currency of the U.S.

      "Warranties" shall have the meaning given in Section 9 and "Warranty" shall have a corresponding meaning.

      Section 1. Definitions and Principles of Construction.

      1.01  Principles of Construction.

      (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

      (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

      (c) The singular terms include the plural and the plural terms include the singular.

      (d) The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      Section 2. Sale and Purchase of the Equity Interest and Consideration.

                                            Initialled by Sellers ____         7
                                            Initialled by Purchaser __

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                                                                           Final

      2.01  Sale and Purchase of the Equity Interest.

      (a) Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and covenants contained in this Agreement as of the date hereof and on the Closing Date the Purchaser agrees to purchase the Equity Interest from the Sellers and each Seller agrees, jointly and severally, to sell, transfer, convey, assign and deliver the Equity Interest to the Purchaser.

      (b) Each of the Sellers hereby waives in favor of the Purchaser any pre-emptive or other rights that each Seller has now or might otherwise have in respect of any of the Equity Interest held by the Sellers prior to Closing. Each Seller agrees that the Equity Interest will be transferred free from any mortgage, charge, lien, pledge or other encumbrance and with all rights, including dividend rights, attached or accruing to them on and from the Closing Date.

      2.02  Consideration.

      (a) Subject to Section 2.02(b), the consideration to be paid for the Equity Interest by the Purchaser shall be AU$11 million (the "Total Consideration") paid in the following manner:

            (i) AU$6,000,000 of the Total Consideration at Closing to be paid to the Sellers and apportioned between them on a pro-rata basis relative to each Sellers' percentage ownership of Equity Interest (the "First Installment"); and

            (ii) AU$5,000,000 of the Total Consideration to be retained by the Purchaser and dealt in accordance with Sections 2.05 and 2.06 hereof ("Retained Amount").

      (b) The Total Consideration will be subject to adjustment in accordance with Sections 2.05 and 2.06.

      (c) All amounts paid to the Sellers under this Agreement shall be apportioned between them on a pro-rata basis relative to each Sellers' percentage ownership of Equity Interest and shall only be payable upon receipt of each Seller's banking details by the Purchaser.

      (d) Each payment referred to in this Section 2 shall be paid by electronic transfer and shall be deemed to be made when it leaves the bank account of the payer.

      2.03 Closing. The closing for the purchase and sale of the Equity Interest and the payment of the First Installment (the "Closing") shall be the Closing Date at the offices of the Company in Melbourne, Australia , or some other time, date and place as the Parties may agree. At the Closing, the Purchaser agrees to purchase the Equity Interest from the Sellers and the Company and the Company and the Sellers jointly and severally agree to: (i) sell, transfer, convey, assign and deliver the Equity Interest to the Purchaser; and (ii) give the undertakings and make the covenants set forth in this Agreement. Such issuance, sale, transfer, conveyance, assignment and delivery of the Equity Interest shall convey good and marketable title to each of the Equity Interest, free and clear of any and all Liens. At the Closing, the Sellers and the Company will deliver to the Purchaser share transfers and certificate(s) in a registrable form evidencing the Purchaser's relevant Equity Interest duly endorsed in blank or with stock powers duly executed together with all duly executed documents and forms required for the stamping of the transfers in respect of the conveyance of the Equity Interest to the Purchaser in accordance with the Company's Constitution. At the Closing, there shall also be delivered to the Purchaser the opinions, certificates and further assurances as contemplated herein.

      The payment of any consideration by the Purchaser (in accordance with Section 2.02(d)) including any of the Installments, shall be the last action performed at Closing, and shall be unequivocally conditioned upon: (a) each of the Sellers' due performance of the covenants herein; (b)

                                            Initialled by Sellers ____         8
                                            Initialled by Purchaser __

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                                                                           Final

the truth of the Sellers' and the Company's representations and warranties contained herein; (c) the execution of the other Transaction Documents; and (d) each of the other conditions precedent set out in this Section 2 and Section 7.

      2.04  [Intentionally left blank]

      2.05  Adjusted Consideration - Projections

      (a) The Total Consideration shall be adjusted up or down if the 2003 Financial Statements determine that there is any difference between the Estimated EBITDA and the Actual EBITDA.

      (b) The product of the Actual EBITDA multiplied by the PE shall be referred to as the "Adjusted Consideration".

      (c) Subject always to Section 2.05(d), 2.05(e) and 2.05(f), after the receipt of the 2003 Financial Statements by the Purchaser, if the Total Consideration is:

            (i) greater than the Adjusted Consideration (a "Shortage"), then the Purchaser may deduct from the Retained Amount and not repay to the Sellers in accordance with Section 2.06(b), the difference between the Total Consideration and the Adjusted Consideration. For the avoidance of doubt, any difference between the Total Consideration and the Adjusted Consideration will be permanently deducted from the Retained Amount by the Purchaser; or

            (ii) less than the Adjusted Consideration (an "Overage"), then the Sellers shall obtain a credit against any amounts that would otherwise result in a right of set-off in favor of the Purchaser under Section 2.06 for the difference between the Total Consideration and the Adjusted Consideration.

            (d) The downwards adjustment of a Shortage as set out in Section 2.05(c)(i) shall not exceed the available balance of the Retained Amount such that the downwards adjustment shall not result in an aggregate Adjusted Consideration of less than AU$6,000,000. The upwards adjustment of an Overage as set out in Section 2.05(c)(ii) shall be limited to the aggregate amount of all claims made by the Purchaser in accordance with
      Section 2.06 such that the upwards adjustment shall not result in an aggregate Adjusted Consideration amount that is greater than the Total Consideration. For the avoidance of doubt: (i) there shall be no upwards adjustment of the Total Consideration if the Purchaser has not made any claims in accordance with Section 2.06; and (ii) any downwards adjustment shall be made in accordance with Section 2.06.

      (e) The amount of any Shortage or Overage shall be reduced by ten percent (10%) so that only ninety percent (90%) of the amount of any Shortage or Overage may be used to make an adjustment or credit as the case may be.

      (f) With the exception of any corporate allocation or any other cost allocation which is in the ordinary course of business, if, after Closing, the Company incurs a corporate allocation or other cost allocation emanating from the Purchaser, its Affiliates or the Company not incurred by the Company prior to Closing, such costs shall be excluded from the calculation of Actual EBITDA. For the avoidance of doubt, no such corporate allocation or other cost allocation shall be excluded from the calculation of Actual EBITDA if the Company incurred such cost prior to Closing and the corporate allocation or other cost allocation results in such cost (whether in whole or in part) no longer being required to be expended by the Company.

                                            Initialled by Sellers ____         9
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                                                                           Final

      (g) Refer to Exhibit 2.05 for examples of the calculation of the Adjusted Consideration as outlined above.

      2.06  Retained Amounts.

      (a) Use of Retained Amounts. Each Seller agrees that the Retained Amount is to be retained by an Affiliate of the Purchaser (the "Retention Stakeholder") (that shall be a company incorporated in Australia, and that shall prior to Closing execute an agreement agreeing to be bound by the terms, conditions and obligations of the Purchaser hereunder in a form satisfactory to the Sellers, the Purchaser and the Retention Stakeholder, all acting reasonably) which shall invest the Retained Amount in an interest bearing account with an Australian bank, as defined in the Corporations Act, which shall be solely in the control of the Purchaser and which shall be available to the Purchaser for the satisfaction of any:

            (i) claims for breaches of, or inaccuracies in, the representations and warranties given by the Sellers and the Company herein or the nonfulfillment of, or failure to perform, any covenant or agreement on the part of either Seller or the Company contained in this Agreement or the Transaction Documents;

            (ii) indemnification claims brought by the Purchaser against either Seller or the Company pursuant to the indemnifications granted under Section 10;

            (iii) amounts that the Purchaser is entitled to deduct as a result of a Shortage in accordance with Section 2.05;

            (iv) claims up to a maximum of AU$1,000,000 associated with the fact that the Tax Losses (or any part thereof) are unable to be used by the Company in any year subsequent to the Closing as determined by the Australian Taxation Office in any subsequent assessment, declaration or notification to, or regarding, the Company; and

            (v) claims associated with any balance sheet adjustments relating to the write-down of tangible assets or previously under or non-disclosed liabilities as determined by either the Purchaser's Auditor or the Company's Pre-Closing Auditor that emerge from the 2002 Financial Statements in the event of and to the extent that, the Net Asset Value of the Company as at December 31, 2002 and included in the 2002 Financial Statements, shows a net liability (and the Sellers acknowledge that the total amount of any such net liability will be payable to the Purchaser pursuant to Section 2.06(b)(i)). The Net Asset Value of the Company as at December 31, 2002 shall be calculated so that the provisions made in accordance with Section 5.01(c) are not taken into account. The accounting effect of the forgiveness or writing off of any inter-company loan between the Company and its Subsidiaries as described in Section 7.25 shall be excluded from the calculation of Net Asset Value to the extent that such accounting effect does not exceed $250,000.

      (b)   Payment of Retained Amount.

            (i) Payment of First Retained Sum. Upon the Purchaser's receipt from the Sellers' of the Sellers' banking details and within twenty (20) days of the earlier of:

                  (A) receipt by the Purchaser of the 2003 Financial Statements; and

                  (B)   June 30, 2004,

            the Retention Stakeholder shall deduct from the Retained Amount and pay to the

                                            Initialled by Sellers ____        10
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                                                                           Final

            Purchaser all claims or amounts payable to it in accordance with this Agreement (net of any credit amount generated under Section 2.05) and shall pay the balance of the Retained Amount less AU$1 million to the Sellers on a pro-rata basis. The Retained Amount less AU$1 million shall be the "First Retained Sum". The AU$1 million that is retained shall become the "Second Retained Sum".

            (ii) Payment of Second Retained Sum. Subject to Section 2.06(e), upon receipt from the Sellers' of the Sellers' required banking details and within twenty (20) days of the earlier of:

                  (A) receipt by the Purchaser of the Company's tax assessment in relation to its 2003 Income Tax Return from the Australian Taxation Office for the calendar year end 2003 ("2003 Tax Assessment"); and

                  (B)   October 31, 2004,

            the Retention Stakeholder shall pay the balance of the Second Retained Sum to the Sellers (on a pro rata basis), after deducting and forwarding to the Purchaser all claims as set out in Section 2.06(a)(iv).

            (iii) Payment of Interest. Interest accruing on the Retained Amount shall be paid by the Retention Stakeholder as follows: (A) at the time that the payment of the First Retained Sum (or portion thereof) is due, the Sellers (on a pro-rata basis) shall be entitled to collect the portion of interest that resulted from the investment of the First Retained Sum (or any portion thereof) that is payable to the Sellers and the Purchaser shall be entitled to retain the portion of interest that resulted from the investment of the First Retained Sum (or any portion thereof) that is payable to the Purchaser; (B) at the time that the payment of the Second Retained Sum (or portion thereof) is due, the Sellers (on a pro-rata basis) shall be entitled to collect the portion of interest that resulted from the investment of the Second Retained Sum (or any portion thereof) that is payable to the Sellers and the Purchaser shall be entitled to retain the portion of interest that resulted from the investment of the Second Retained Sum (or any potion thereof) that is payable to the Purchaser.

      (c) For the avoidance of doubt, this Section does not limit in any way the liability of the Sellers to the Purchaser and the Company for any breach of this Agreement. The limit of the liability of the Sellers is set out in Section 10.03.

      (d) The Purchaser's shall use all reasonable endeavors to ensure that all filings of the Company required for it to obtain the 2003 Tax Assessment are lodged with the Australian Taxation Department in accordance with the statutory requirements for such filings. In the event that the Company fails to file any filing required for it to obtain it 2003 Tax Assessment in accordance with the statutory requirements, the Purchaser shall pay the Second Retained Sum by August 31, 2004. In the event that no response is received by the Company or Purchaser from the Australian Taxation Office in relation to the Company's 2003 Tax Assessment, the Purchaser shall pay the Second Retained Sum to the Sellers (on a pro-rata basis) by October 31, 2004.

      2.07 Right to Set-off. (a) Any amounts owed or owable from the Purchaser with respect to payments for the Retained Amount shall be available for: (i) satisfaction of any amounts set out in Section 2.06(a); or (ii) satisfaction of indemnification claims pursuant to Section 10 in the event that the Sellers fail to comply strictly with each of their obligations under Section 10, including without limitation, Section 10.01(d). The Purchaser may set off and apply any such amounts owed to it by the Sellers or the Company against its payment obligations with respect to any amounts owned to the Sellers from the Retained Amount.

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                                                                           Final

      (b) Upon delivery by the Purchaser to either Seller at any time on or before the last day of the relevant indemnity period as set out in Section 10.03(b)(iii) of a written communication from the Purchaser in the form of a certificate signed by a duly authorized officer (an "Officer's Certificate"):
(i) stating that the Purchaser has a Loss that has accrued, will accrue, is paid or will be paid; and (ii) specifying in reasonable detail the individual items of Loss including the amount so stated, the Purchaser shall, subject to the provisions of Sections 2.07(c) and (d), become entitled to access the relevant portion of the Retained Amount in an amount equal to such Loss. In the event that the Purchaser receives notice of, or discovers a claim, that is likely to result in a Loss but no Loss has been realized or properly accrued for, such Purchaser shall be obligated to follow the indemnification procedures contained in Section 10.

      (c) Objections to Claims. After the time of delivery of any Officer's Certificate to either Seller, such Seller shall have a period of fifteen (15) business days to raise an objection in a written statement to any claim made in the Officer's Certificate (a "Notice of Objection") by delivering a Notice of Objection to the Purchaser. Such Notice of Objection shall be signed by a duly authorized officer of such Seller and shall specify in reasonable detail each objection raised by such Seller and each ground for such objection. For the avoidance of doubt, in the event that a Notice of Objection is not received by the Purchaser within fifteen (15) days from its delivery of the Officer's Certificate or only raises an objection to some (but not all) of the claims raised in the Notice of Objection the Purchaser may immediately set off and retain from the Retained Amount the amount of such claim(s) that has not been objected to.

      (d) Resolutions of Conflicts. If the Purchaser receives a Notice of Objection within the timeframe provided for in Section 2.07(c), each Sellers and the Purchaser shall attempt in good faith to agree upon the rights of the respective parties with respect to each such claim. If the Sellers and the Purchaser should reach agreement on terms, a memorandum setting forth such agreement shall be prepared and signed by such Seller and the Purchaser ("Settlement Memorandum"). The Purchaser shall be entitled to set-off and retain from the Retained Amount in accordance with the Settlement Memorandum. If, after fifteen (15) days from the receipt of the Notice of Objection by the Purchaser, no such agreement is reached between the parties, the matters under dispute shall be escalated to: (i) Mr. Peter Yip (or his successor) on behalf of the Purchaser and Mr. George Pedersen (or his successor) on behalf of the Sellers. Mr. Yip (or his successor) and Mr. Pedersen (or his successor) shall attempt in good faith to agree upon the rights of the respective parties with respect to each such claim. If after thirty (30) days from the receipt of the Notice of Objection by the Purchaser, no such agreement is reached between Mr. Yip (or his successor) and Mr. Pedersen (or his successor), the Purchaser shall be entitled to immediately set-off and retain from the Retained Amount the amount of such claim.

      2.08 Integration of the Business of the Company. The Parties acknowledge and agree that the business of the Company shall not be integrated with the business of the Purchaser or any Affiliate of the Purchaser until after December 31, 2003. After December 31, 2003, the Parties acknowledge and agree that the business of the Company shall, at the Purchaser's sole discretion, be integrated with the business, or other businesses, of the Purchaser or any Affiliate of the Purchaser.

      Section 3 Representations and Warranties of the Sellers. Each Seller jointly and severally represents and warrants to, and for the benefit of the Purchaser, the following:

      3.01 Authority. (a) The Company has all requisite corporate authority and corporate approval required to enter into, execute and deliver this Agreement and the Transaction Documents and to perform its obligations hereunder and each of the other documents required to be entered into pursuant hereto. The Board has approved the transactions contemplated by this Agreement and each of the Transaction Documents. This Agreement and the Transaction Documents have been duly and

                                            Initialled by Sellers ____        12
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                                                                           Final

validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company (and the Sellers as appropriate) in accordance with there terms. No meeting has been convened or resolution proposed, or petition presented, and no order has been made, for the winding-up of the Company. No distress, execution or other similar order or process has been levied on any of the property or assets of the Company. No voluntary arrangement has been proposed or reached with any creditors of the Company. No receiver, receiver and manager, provisional liquidator, liquidator or other officer of the court has been appointed in relation to the Company. The Company is able to pay its debts as and when they fall due and the Company is not insolvent (net liabilities greater than net assets).

      Each of the Sellers has full legal capacity, power and authority to enter into, execute and deliver this Agreement and, where applicable, the Transaction Documents, and to perform each of their obligations hereunder, thereunder and under each of the other documents required to be entered into pursuant hereto. This Agreement and each applicable Transaction Documents have been duly and validly executed and delivered by each Seller and when executed will constitute a legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms. No meeting has been convened or resolution proposed, or petition presented, and no order has been made, for the winding-up of either Seller. No voluntary arrangement has been proposed or reached with any creditors of either Seller. Each Seller is able to pay its debts as and when they fall due and neither Seller is insolvent (net liabilities greater than net assets).

      3.02 Organization of the Company. (a) The Company is a corporation duly organized and validly existing under the laws of Victoria, Australia, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Section 3.02(a) of the Disclosure Schedule lists all lines of business in which the Company is participating or engaged.

      (b) During the calender year of 2002, the Company has only conducted business in New South Wales, Victoria, Queensland and the Australian Capital Territory and is duly qualified, licensed or admitted to do business in each of such jurisdiction to the extent that such qualification, licensure or admission is required by that jurisdiction's laws. The Company has full corporate power to own its properties, assets and business and to carry on its business operations and to the best of the knowledge and belief of the Company and each Seller, having made due and proper inquiries, has done everything necessary to do business lawfully in the aforementioned jurisdictions.

      (c) The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in Section 3.02(c) of the Disclosure Schedule.

      (d) Prior to the execution of this Agreement, the Sellers and the Company have made available to the Purchaser true and complete copies of the Constitution and Records of the Company as in effect on the date hereof. The Records are: (i) complete, true and accurate in all material respects; (ii) give a true and fair view of the trading transactions, financial and contractual position of the Company and of its assets and liabilities; (iii) as far as is relevant, have been prepared in accordance with the Corporations Act; (vi) are in the possession of the Company in their original form.

      (e) The issued and outstanding capital stock of the Company consists of 6,304,478 shares, of which 3,364,478 (or 53.37%) have been issued to ManTech Australia International Inc and 2,940,000 (or 46.63%) have been issued to ManTech International Corporation. All of the issued shares have been duly authorized and validly issued to the Sellers and are fully paid, have been issued in compliance with all applicable Law, including securities Laws, and was not issued in violation of or subject to any preemptive rights, put or call rights or obligations, rights of first refusal, anti-dilution rights or liquidation rights or other rights to subscribe for or purchase securities of the Company.

                                            Initialled by Sellers ____        13
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                                                                           Final

      (f) The Company and each Subsidiary has filed and/or registered all annual returns and other Records as and where required to be filed and/or registered.

      3.03 Total Equity. (a) Aside from the Equity Interest, there are no authorized, issued or outstanding shares of the Company. The Equity Interest comprise the whole of the issued ordinary share capital of the Company. The Sellers are the registered holders and beneficial owners of the Equity Interest. Upon the consummation of the Closing, 6,304,478 shares will be issued and outstanding to the Purchaser.

      (b) The Equity Interest, when sold to the Purchaser by the Sellers, shall be duly authorized, validly issued and outstanding, and fully paid. The Equity Interest is not, and shall not be, encumbered by any Lien or other interests of any other third party whatsoever.

      (c) There is no option, right to acquire, pre-emptive rights, conversion rights, mortgage, charge, pledge, Lien or other form of security or any other agreement or commitment of any nature whatsoever, over or affecting the Equity Interest and there is no agreement or commitment to give or create any of the foregoing.

      (d) There are no commitments in place under which the Company is obligated at any time to issue any shares or other securities of the Company.

      (e) There are no outstanding options with respect to the Company or the Equity Interest.

      (f) There is no restriction(s) on the sale or transfer of any of the Equity Interest to the Purchaser whatsoever.

      3.04 Subsidiaries. (a) Except for the companies as disclosed in Section 3.04(a) of the Disclosure Schedule, the Company has no subsidiaries. The Company will, prior to Closing, sell, transfer and assign its shares in each and every of its Subsidiaries to an Affiliate of a Seller so that at Closing the Company will have no Subsidiaries. Subsequent to such transfer of the shares of each Subsidiary in accordance with the preceding sentence, the Company shall have no liability whatsoever for the liabilities or obligations of any Subsidiary.

      (b) Except as disclosed in Section 3.04(b) of the Disclosure Schedule, as at the Effective Date, the Closing Date and since December 31, 2001, none of the Subsidiaries has: (i) had, or will have, any operations; (ii) owned, or will own, any Assets, any Intellectual Property, any Plant and Equipment, any real property or any tangible personal property; (iii) employed, or will employ, any employee or executed, or will execute, any contracts with contractors or other service providers; (iv) leased, or will lease, any premises or equipment; or (v) executed, or will execute, any revenue generating contracts including without limitation, any Material Contracts. Except as disclosed in Section 3.04(b) of this Disclosure Schedule, without limiting the generality of the preceding sentence, as at the Effective Date and as at the Closing Date, each Subsidiary is dormant.

      (c) The financial performance and financial position of the Company will not be negatively affected in any way by the transfer of the Subsidiaries to an Affiliate of a Seller prior to Closing.

      3.05 No Conflicts. The execution and delivery by the Sellers and the Company of this Agreement and the Transaction Documents do not, and the performance by the Sellers and the Company of their respective obligations under this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby will not:

                                            Initialled by Sellers ____        14
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                                                                           Final

      (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Constitution or any resolutions of the shareholders or directors of the Company;

      (b) to the best of the knowledge and belief of the Company and each Seller, having made due and proper inquiries, conflict with or result in a violation or breach of any term or provision of any Law or Order of any Governmental or Regulatory Authority of Australia or any other governmental, administrative or regulatory bodies applicable to either Seller or the Company or any of their respective assets and properties; nor

      (c) (i) conflict with or result in a violation or breach of, (ii) constitute a default under, (iii) require the Sellers or the Company to obtain any consent, approval or action under, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Sellers or the Company or any of their respective assets or properties under, any contract or license to which the Sellers or the Company is a party or by which any of their respective assets or properties is bound.

      3.06 Governmental Approvals and Filings. Other than stamping and registration, no consent, approval or action of, filing with or notice to any applicable Governmental or Regulatory Authority on the part of any shareholder of the Company is required in connection with the execution, delivery and performance of this Agreement, the Transaction Documents or the consummation of the transactions contemplated hereby.

      3.07 Books and Records. The minute books, statutory books and registers and other similar records of the Company, as made available to the Purchaser prior to the execution of this Agreement, contain a true and complete record of all actions taken at all Board, Board committee and shareholder meetings and by all written consents in lieu of meetings of the equityholders, the boards of directors and committees of the boards of directors of the Company, respectively. The share transfer ledgers and other similar records of the Company, as made available to the Purchaser prior to the execution of this Agreement, accurately reflect all record transfers prior to the execution of this Agreement in the equity of the Company.

      3.08 No Undisclosed Liabilities or Indebtedness. (a) Except for liabilities reflected in the unaudited balance sheet of the Company as of October 31, 2002 and liabilities of an immaterial nature, the Company does not have any liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise). Without limiting the preceding paragraph, except as set forth on Section 3.08 of the Disclosure Schedule, the Company does not have any liability for: (i) indebtedness for money borrowed; (ii) the deferred purchase price of property or services; (iii) capital lease obligations; (iv) conditional sale or other title retention agreements; or (v) guarantees or other third party undertakings for any liability or obligation of any other Person for any matter which relates to or affects or will affect such parties or any of the Assets.

      (b) The total amount borrowed by the Company does not exceed its accommodation with Macquarie Bank as set out in the Disclosure Schedule and the total amount borrowed or raised by the Company from any source does not exceed any limitation in its Constitution or in any deed or agreement executed by it.

      3.09 Taxes. (a) Except as set forth on Section 3.09(a) of the Disclosure Schedule, the Company and each Subsidiary have duly filed all returns, computations, notices and information required to be made or provided by it for any tax purpose (including without limitation, income tax, capital gains tax, goods and services tax, fringe benefits tax, payroll tax, group tax, water and municipal rates and stamp and customs duty) (the "Tax or Duty Return") and the same have been made or given

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                                                                           Final

within the requisite periods and on a proper basis and when made were true and accurate in all material respects and are up to date and none of them is or likely to be the subject of any dispute with any tax authority.

      (b) No Tax or Duty Return contains any statement that is either: (i) false; (ii) misleading in any material respects; or (iii) omits to refer to any matter which is required to be included or without which the statement is false or misleading.

      (c) Except as set forth on Section 3.09(a) of the Disclosure Schedule, the Company and each Subsidiary have paid when due, and has withheld, deducted and accounted to the relevant authorities for, all taxes, levies, assessments, contributions, fees, rates, duties, and other governmental or municipal charges or impositions (including without limitation provisional taxation, income tax, capital gains tax, goods and services tax, fringe benefits tax, payroll tax, group tax, water and municipal rates and stamp and customs duty) which it has become liable to pay, withhold, deduct or account for on or before the date hereof. For the purposes of this Section 3.09(c) "a liability to pay" includes a liability to pay any penalty or interest. Neither the Company, nor any Subsidiary, nor any respective director or officer of the Company or any Subsidiary has paid or become liable to pay any fine, penalty, surcharge or interest in relation to tax in relation to the activities of the Company.

      (d)   [Intentionally left blank]

      (e) The Company and each Subsidiary has complied in all material respects with all legislation, regulations, executive orders and directions relating to or associated with any taxes, levies, assessments, contributions, fees, rates, duties, and other governmental or municipal charges or impositions.

      (f) There are no outstanding or likely disputes or questions or demands between the Company and any Governmental or Regulatory Authority or agent thereof (whether in Australia, any state of Australia or elsewhere) including without limitation the Commonwealth of Australia or other federal state or municipal body or authority responsible for the collection of tax or duty.

      (g) Except in respect of this Agreement and the Transactional Documents, all taxes payable in respect of every deed, agreement or other document or transaction to which the Company or any Subsidiary is or has been a party or by which it derives, has derived or will derive a material benefit have been duly paid and no such deed, agreement or other document is unstamped or insufficiently stamped. All stamp duty payable on any transfer of the Equity Interest before the Closing has been duly paid.

      (h) No asset of the Company has been the subject of a claim for rollover relief.

      (i) All amounts of income tax required by any Law to be deducted by the Company and any Subsidiary from the salary or wages of employees have been duly deducted and, where required, duly paid.

      3.10 Legal Proceedings. (a) Except as set forth in Section 3.10(a) of the Disclosure Schedule, there is no action, suit, arbitration proceeding, inquiry, claim or investigation either before or brought by any Governmental or Regulatory Authority or other Person pending or Threatened in, or before any court or quasi-judicial or administrative agency of any jurisdiction or before any arbitrator (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) (any "Proceeding"), against or affecting the Company or either Seller (as it relates to the Company). So far as the Company and each Seller is aware, having made due and proper inquiries, there are no facts likely to give rise to any Proceeding.

                                            Initialled by Sellers ____        16
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                                                                           Final

      (b) Except as set forth in Section 3.10(b) of the Disclosure Schedule, neither the Company, nor either Seller (as it relates to the Company) have commenced or settled any legal proceedings within the last two (2) years including ordinary routine litigation incidental to the Company's business. There are no outstanding Orders by which the Company or either Seller (as it relates to the Company) or any of their securities, assets, properties or businesses are bound.

      (c) Except as set forth in Section 3.10(a), (b) and (c) of the Disclosure Schedule, no claim has been made against the Company or any Subsidiary in connection with any defective product or services supplied by it in the course of carrying on its business and the Company has maintained insurance that is customary to the applicable industry and type of business, for at least the last three (3) years against any such claim. To the best of the knowledge and belief of the Company and each Seller, having made due and proper inquiries, the Company has not breached the provisions of the Trade Practices Act or any equivalent state or territory enactments or the requirements of consumer product safety standard or consumer product information standard prescribed by law. Except as set forth in Section 3.10(a), (b) and (c) of the Disclosure Schedule within the last two (2) years, there has not been any litigation where proceedings have involved breaches of the provisions of the Trade Practices Act.

      (d) None of the operations of the Company are subject to any unsatisfied judgment or any order, award or decision handed down in any litigation or arbitration proceedings.

      3.11 Compliance With Laws and Orders. (a) The Company and each Seller has complied in all material respects with each Law and Order applicable to it and no Order has been filed or commenced against any of the Company, either Seller (as it relates to the Company), their respective directors, officers, employees or agents alleging any failure so to comply. Without limiting the generality of the preceding sentence, so far as each Seller or the Company is aware, having made due and proper inquiries, the Company has not done or omitted to do any act or thing in contravention or breach of any of the provisions of: (i) any exchange control regulation, taxation or revenue statute, (ii) the Corporations Act; or (iii) the Trade Practices Act in force at Closing, and that pending Closing the Company will not do or omit to do any such act or thing.

      (b) To the best of the knowledge and belief of the Company and each Seller, having made due and proper inquiries, the Company has conducted its business and corporate affairs in accordance with the Corporations Act and all other applicable laws and regulations of Australia and there is no violation of, or default with respect to, any statute, regulation, order, decree or judgment of any court or any governmental agency of Australia which could have a Material Adverse Effect upon the assets, operation, business or financial performance of the Company.

      (c) Since January 1, 2001, the Company has not received any notice that it is, or has been, in violation of or in default under, in any respect, any Law or Order of any Governmental or Regulatory Authority applicable to the Company or any of its assets or properties. Neither the Sellers nor the Company, nor any of their directors, officers, or key employees (including the Key Employees) in relation to the Company, has committed any felony or any material breach of the requirements or conditions of any Law relating to the Company or the carrying on of the Company's business.

      3.12 Employment, Benefits and Superannuation. (a) Section 3.12(a) of the Disclosure Schedule contains: (i) the names and commencement date of employment of all current employees, and directors of the Company who will serve in such capacity on the Closing Date for the Company and the names and commencement date of all contractors who are serving in such capacity as at December, 31 2002;
(ii) details of all remuneration payable (including any bonus or commission entitlements) and any other benefits provided or which the Company is bound to provide (whether now or in the future) to all such persons or otherwise; and
(iii) details of any other material terms and conditions of employment and contractors of such persons, all of which information is true and complete in all respects.

                                            Initialled by Sellers ____        17
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                                                                           Final

      (b) Section 3.12(b) of the Disclosure Schedule contains an accurate and complete list of each employee benefit plan provided by the Company and the Company has not made any commitments to establish new or to expand existing employee benefit plans. The Company has performed all obligations required to be performed under the employee benefit plans and each employee benefit plan has been established and maintained in accordance with its terms and in compliance with all applicable Laws and Orders. There are no actions, suits or claims which have been filed, or, Threatened or anticipated against any employee benefit plan. Each employee benefit plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, applicable Laws or Orders, without liability to the Company (other than ordinary administration expenses incurred in a termination event). There are no inquiries or proceedings that have been filed, or, Threatened by any Governmental or Regulatory Authority with respect to any employee benefit plan.

      (c) The Company have paid to the relevant Governmental and Regulatory Authority, all taxes, all contributions and other levies due in respect of all of the Company's employees and contractors (past and present) in respect of their employment or services up to the Closing Date, including but not limited to any payments due to the Australian State and/or Federal Commissioner of Taxation in respect of Group Tax and all superannuation contributions. As at Closing and since January 1, 2002, no Subsidiary has employed or employees any employee or has executed any service or contractor agreements in favour of any contractors.

      (d) With respect to each agreement with employees and contractors of the Company, the Company has duly performed and complied with all of its obligations (including, but not limited to, the making all payments for services rendered, superannuation and other benefits). The Company has duly complied with applicable employment regulations. Each of the contracts entered into with employees, consultants or contractors of the Company is enforceable against the parties to it and there is no party in breach of, or in default under, such contract.

      (e) Each of the employees and contractors of the Company have executed a contractual agreement that contains: (i) a confidentiality clause; and (ii) an assignment of all rights that each employee or contractor might have in any of the Intellectual Property to the Company. No employee or contractor has any rights to the Intellectual Property and IP Assets, including the right to receive royalties or other payments from the Company.

      (f) Neither the Company nor either Seller has offered, promised or agreed for the future any variation in any employment or contractor/service agreement. Without limiting the generality of the preceding sentence, since October, 31 2002 there has been no material change in the remuneration or benefits of any executives, directors, officers or Key Employees of the Company.

      (g) There is not in existence and neither the Company nor either Seller has proposed or are proposing to introduce any bonus, profit sharing scheme, share option scheme, share incentive scheme or any other scheme or arrangement under which the employees, any contractors or any of them are or is or would be entitled to participate in the profits or shares of the Company.

      (h) Except as set forth in Section 3.12(h) of the Disclosure Schedule, there is no industrial action or dispute Threatened or existing or anticipated in respect of or concerning any of the employees of the Company relating to or based on any facts or circumstances (or part thereof) arising or existing prior to Closing ("Employee Litigation"). As far as the Company and each Seller is aware, having made due and proper inquiries, there are no facts or circumstances which are likely to result in such a dispute.

      (i) To the best of the knowledge of the Company and each Seller, having made due and

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                                                                           Final

proper inquiries, each employee of the Company has been devoting 100% of his/her business time during the Company's business hours to the conduct of the Company's business. To the best of the knowledge of the Company and each Seller, having made due and proper inquiries, each contractor of the Company has been devoting 100% of his/her contracted time (as specified in his/her service or contractor agreement) to the conduct of the Company's business.

      (j) No loans or other advances have been made to any director, officer, employee or contractor of the Company.

      (k) Since October 31, 2002, the Company has not considered dismissing any employee or terminating any contractor of the Company.

      (l) To the best of the knowledge of the Company and each Seller, having made due and proper inquiries, the Fund is validly established under the Trust Deed. To the best of the knowledge of the Company and each Seller, having made due and proper inquiries, no amendments have been made to the Trust Deed other than those disclosed in Section 3.12(l) of the Disclosure Schedule, and those amendments have been validly made other than as required by statute. There are no proposals to amend the Trust Deed. Section 3.12(l) of the Disclosure Schedule provides a full listing of the employees that use the Fund as well as employees that use other funds.

      (m) To the best of the knowledge of the Company and each Seller, having made due and proper inquiries, no order has been made by any court or industrial commission in relation to the Trust Deed, the Fund or any of the assets of the Fund and at all times from 1 July, 1988 the Fund has satisfied the superannuation fund conditions of the Occupational Superannuation Standards Act 1987; The Superannuation Industry (Supervision) Act 1993, the Income Tax Assessment Act and any other applicable legislation.

      (n) Section 3.12(n) of the Disclosure Schedule provides all material facts relating to contributions and benefit arrangements in connection with the Fund and all other superannuation funds to which contributions are made. There are no superannuation or other benefit schemes, other than those listed in
Section 3.12(n) of the Disclosure Schedule , to which the Company is contributing or has entered into a commitment which could involve future contributions, or under which any employee of the Company receives or is entitled to receive or reasonably expects to receive any benefits. No employer other than the Company participates in the Fund. Except for the Fund and those listed in Section 3.12(n) of this Disclosure Schedule, there is no other Fund that the Company or any employee of the Company participates in.

      (o) The trustees of the Fund have lodged all necessary returns and other filings under any applicable legislation in a timely manner, accompanied by all applicable fees (other than those which are immaterial in nature and may still be paid without penalty or interest). No return contains a statement that is either: (i) false; (ii) misleading in a material particular; or (iii) omits to refer to any matter which is required to be included or without which the statement is false or misleading. All taxes, levies, assessments, contributions, fees, rates, duties and other governmental or municipal charges or impositions (other than those which may still be paid without penalty or interest) for which the trustees of the Fund are liable, including any penalty or interest, have been paid. Full and proper records and accounts of the Fund have been kept, are up to date, and disclose a true and fair view of the affairs of the Fund.

      (p) The Company and each Seller has complied with all their obligations under the Trust Deed, including making all contributions to the Fund required to be made under the Trust Deed. Neither the Company, either Seller nor the trustees of the Fund have received notice of any claim or dispute in relation to the Fund.

                                            Initialled by Sellers ____        19
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                                                                           Final

      (q) The transfer of the Equity Interest will not cause any increase in the obligations of the Company to make contributions to the Fund.

      (r) None of the Company, or any director, officer or manager of the Company has misrepresented to any person the benefits which are or may be available in respect of the Fund.

      (s) Section 3.12(s) of the Disclosure Schedule contains a list of the key employees of the Company as at Closing (the "Key Employees").

      3.13 Real Property and Business Premises. (a) The Company owns no real property whatsoever.

      (b) All of the commercial leases and subleases executed by the Company are in full force and effect, and the Company has not received notice of any claim of any sort that is currently outstanding and that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the commercial leased or subleased premises under any such commercial lease or sublease.

      (c) Section 3.13(c) of the Disclosure Schedule accurately describes all the business premises leased or occupied by the Company (the "Business Premises"). The Company has exclusive occupation of the Business Premises. The Company is not in breach of any term or obligation of any leases or licenses relating to the Business Premises. The Company has made all payments required by and has otherwise complied with the terms of each of the leases and/or licenses relating to the Business Premises. There are no current disputes relating to any of the Business Premises or their use.

      3.14 Tangible Personal Property and Plant & Equipment. (a) The Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under contract to use, all tangible personal property including all plant and equipment used in the conduct of its business, including all tangible personal property reflected on the balance sheets included in the Financial Statements of the Company and tangible personal property acquired since the Inception Date other than property disposed of since such date in the ordinary course of business. All such tangible personal property including all plant and equipment that is owned by the Company is free and clear of all Liens and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

      (b) Section 3.14(b) of the Disclosure Schedule is a complete list of all items of plant and equipment owned by the Company with a written down value in excess of AU$10,000 as at October 30, 2002 ("Plant and Equipment"). Except as set forth in Section 3.14(b) of the Disclosure Schedule, each item of Plant and Equipment is in good repair taking into account normal wear and tear, is in satisfactory working condition and capable of doing the work for which it is designed and is physically in the possession of the Company.

      (c) Section 3.14(c) of the Disclosure Schedule is a complete list of all Equipment Leases. The Company has made all payments required by and has otherwise complied with the terms of each of the Equipment Leases.

      3.15 Intellectual Property. (a) The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all the Intellectual Property set out in Section 3.15(c) and 3.15(d) of the Disclosure Schedule. With the exception of the software products of TDMSe and Starfire, the Company has taken all necessary, proper and reasonable steps and actions to maintain and protect its own Intellectual Property in the form of registrations.

                                            Initialled by Sellers ____        20
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                                                                           Final

      (b) To the best of the knowledge of the Company and each Seller, having made due and proper inquiries, the Company has not, on its own behalf or through an agent, infringed upon, misappropriated, or used without a required license, any Intellectual Property of third parties. The Company has not on its own behalf or through an agent, received any written charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation, or misuse that has not been finally resolved (including any claim that the Company must license or refrain from using any Intellectual Property of any third party). To the best of the knowledge of the Company and each Seller, having made due and proper inquiries, no third party has infringed upon, misappropriated, or otherwise misused any Intellectual Property that would have a Material Adverse Effect on the Company.

      (c) Section 3.15(c) of the Disclosure Schedules identifies each registered and unregistered (as indicated) copyright, trademark, trade name, service mark, domain name, patent or other registration or other Intellectual Property which is owned by the Company and identifies each license, agreement, or other permission currently in effect pursuant to which the Company has granted to any third party rights with respect to any of the Intellectual Property other than in the ordinary course of business. The Company has delivered to the Purchaser correct and complete copies of all such registered and unregistered copyrights, trademarks, trade names, mask works, service marks, domain names, patents, registrations, applications, licenses, agreements, and permissions or other Intellectual Property (as amended to date) and have made available to the Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of rights of each such item. With respect to each item of Intellectual Property identified in
Section 3.15(c) of the Disclosure Schedule:

            (i) the Company possess all right, title, and interest in and each item, or has the valid right to use each item, free and clear of any Liens and the Company has not assigned or in any way disposed of any right, title or interest in any item;

            (ii) each item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

            (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand has been filed or is Threatened which challenges the legality, validity, enforceability, use, or ownership of each item;

            (iv) except for indemnifications provided in the ordinary course of business, the Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to each item; and

            (v) to the best of the knowledge and belief of each Seller and the Company, having made due and proper inquiries, each item is valid and enforceable throughout Australia and each and every state of Australia; and

            (vi) the Company has taken all necessary steps to obtain and maintain appropriate registrations for each item and to protect and defend each item.

      (d) Section 3.15(d) of the Disclosure Schedules lists the items of Intellectual Property that any third party owns and that the Company use pursuant to applicable licenses, sublicenses, agreements, or permission (other than pursuant to shrinkwrap software licenses, shareware/open source or site licenses). With respect to each item of Intellectual Property required to be identified on Section 3.15(d) of the Disclosure Schedule:

            (i) to the best of the knowledge and belief of the Company and each Seller, having made due and proper inquiries, the license, sublicense, agreement, or permission

                                            Initialled by Sellers ____        21
                                            Initialled by Purchaser __

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                                                                           Final

      covering the item is legal, valid, binding, enforceable according to the applicable terms by the applicable party against the other party thereto, and in full force and effect;

            (ii) to the best of the knowledge and belief of the Company and each Seller, having made due and proper inquiries, the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby;

            (iii) the Company is not in breach or default of any such license, sublicense, agreement or permission, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

            (iv) to the best of the knowledge and belief of the Company and each Seller, no current or former customer to such license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

            (v) no party to the license, sublicense, agreement, or permission has overtly repudiated any provision thereof by written notice to the Company or any representatives thereof;

            (vi) to the best of the knowledge of the Company and each Seller, no underlying item of Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling or charge;

            (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand has been filed or is pending against the Company in relation to any underlying item of Intellectual Property and no owner of such Intellectual Property has Threatened any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property;

            (viii) the Company has no granted any sublicense or similar right with respect to the license, sublicense, agreement or permission other than pursuant to in the ordinary course of business; and

            (ix) the Company has not taken any action or inaction or assisted any other person to take any action or inaction with such Intellectual Property that infringes upon, misappropriate, or otherwise misuses any such Intellectual Property.

      (e) To the best of the knowledge of the Company and each Seller, having made due and proper inquiries, there has not been:

            (i) any infringement of any of the Company's Intellectual Property rights by any third party or any infringement by the Company of any third party's Intellectual Property rights;

            (ii) any misuse or unauthorised disclosure of the Company's confidential information; or

            (iii) any other act which may affect the validity or enforceability of the Intellectual Property rights of the Company.

                                            Initialled by Sellers ____        22
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                                                                           Final

      (f) None of the Company or any Seller are aware, having made due and proper inquiries, of any inappropriate, improper, unpermitted or infringing use by any other person of any of the business names or the trade marks owned or used by the Company.

      3.16  Contracts.

      (a)   [Intentionally left blank]

      (b) There are no contracts or obligations, agreements or arrangements involving the Company and no practices in which the Company is engaged, which are void, illegal, unenforceable, registerable or under which contravene in any material respect, any fair competition legislation or regulations of any applicable Governmental or Regulatory Authority, nor has the Company received any threat or complaint or request for information or investigation in relation to or in connection with any such legislation or regulations.

      (c) The Company has duly performed and complied at all times with its obligations under all Material Contracts. None of the Material Contracts entered into by the Company are known to the Company or either Seller to be likely to result in a loss for the Company . The Company has not made any offers, tenders or quotations which are still outstanding and capable of giving rise to a contract by the unilateral act of a third party, other than in the ordinary course of business and on customary terms.

      (d) Except as set forth in Section 3.15(d) of the Disclosure Schedule, with respect to the Material Contracts:

            (i) the Company is not under any obligation which cannot readily be fulfilled, performed or discharged by it on a timely basis and without undue or unusual expenditure or effort or loss;

            (ii) there are no grounds for rescission, avoidance, repudiation or termination (other than those as set out in the respective contracts) and neither the Company nor any officer, director or any Key Employees of the Company have received notice of rescission or termination;

            (iii) each is valid, binding and enforceable against the parties to it and there is no party in material breach of, or in default under, any such contract and each will be enforceable by the Company after Closing;

            (iv) none contain any provision or covenant prohibiting or limiting the ability of the Company to engage in any business activity or compete with any Person or prohibits or limits the ability of any Person to compete with the Company; and

            (v) none contain any onerous, unusual or other provision that could cause a Material Adverse Effect to the Company.

      (e) Except for the Material Contracts disclosed as Known Proceedings, the Sellers and the Company are not aware of any circumstances, having made due and proper enquiries, whereby, following a change in the: (i) control of the Company, (ii) composition of the Board; or (iii) ownership of the Equity Interest, any of the Company's customers, suppliers or licensors which relate to Material Contracts would, cease to remain customers, suppliers or licensors to the same extent and of the same nature as prior to the date hereof or a right to terminate or vary the Material Contract would be created.

      (f) Section 3.16(f) of the Disclosure Schedule contains a true and correct complete list of

                                            Initialled by Sellers ____        23
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                                                                           Final

all of the following agreements, instruments, written contract or other arrangement, together with any related amendments, waivers, supplements, work orders, notices as to termination or change thereunder, to which the Company or either Seller (as it relates to the Company) are a party (the "Material Contracts"), complete and accurate descriptions of which are contained Section 3.16(f) of the Disclosure Schedule:

            (i) all end user license agreements or other license agreements (or group of related agreements) pursuant to which the Company has on a consolidated basis recognized annual revenue in excess of $50,000 in the year of 2002;

            (ii) all indirect resellers, original equipment manufacturer's, distributorship, franchise, dealer, sales agent, joint venture and partner agreements pursuant to which the Company has on a consolidated basis recognized annual revenue in excess of $50,000 in the year of 2002;

            (iii) all support agreements (or group of related agreements) pursuant to the Company has on a consolidated basis recognized annual revenue in excess of $50,000 in the year of 2002;

            (iv) all service, consultancy or advisory agreements or agreements to provide work to third parties (or group of related agreements) pursuant to which the Company has on a consolidated basis recognized annual revenue in excess of $50,000 the year of 2002;

            (v) all agreements for the purchase or sale of products (or group of related agreements) pursuant to which the Company has on a consolidated basis recognized annual revenue in excess of $50,000 in the year of 2002.

            (vi) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a rolling period of more than one year or involve consideration in excess of $10,000 annually;

            (vii) any agreement (or group of related agreements) under which the Company has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or other obligation, having a value in excess of $10,000 annually;

            (viii) any currently effective profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of the Company's current or former directors, officers, and employees;

            (ix) any outstanding agreement under which the Company has advanced or loaned any amount in excess of $10,000 (excluding loans associated with travel and meal expenses);

            (x) any agreement pursuant to which the Company has an obligation to pay royalties or make other payments in connection with the sale of products or services;

            (xi) any other agreement (or group of related agreements), other than employment-related agreements or agreements with contracts, the performance of which involves payment by the Company of annual consideration in excess of $50,000 after the Closing;

            (xii) all contracts related to the disposition or acquisition of assets in excess of $50,000, including any contracts related to the merger, consolidation, reorganization or any similar transaction of the Company;

            (xiii) all contracts or certified summaries of the relevant provisions that limit payment of dividends or require financial ratios or financial covenants to be met or which have the effect of altering any of the rights or obligations of or encumbering any of the Assets;

                                            Initialled by Sellers ____        24
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                                                                           Final

            (xiv) all agreements or related agreements for the lease obligations of real property or plant and equipment of the Company in excess of $10,000 annually;

            (xv)   all insurance contracts of the Company;

            (xvi) all escrow agreements (including software escrow agreements), arrangements or promises of the Company;

            (xvii) any other contract creating or relating to any sharing of revenues, profits, losses, costs or liabilities pursuant to which the Company has on a consolidated basis recognized annual revenue in excess of $50,000 in the year of 2002;

            (xvii) any contract creating or involving any agency relationship, distribution arrangement or franchise relationship pursuant to which the Company has on a consolidated basis recognized annual revenue in excess of $50,000 in the year of 2002 ;

            (xix) any contract which provides for indemnification of any officer, director, employee or agent of the Company; and

            (xxi)  any contracts with any of the following third parties:
      Australia Post, Brisbane City Council, Optus, Telstra, Golden Casket, ROCLA, Unisys, Screensound, TotalCare, Education of Victoria and Melbourne Port.

      3.17 Licenses. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by regulatory agencies or bodies in Australia (including without limitation, New South Wales, Queensland, Australian Capital Territory and Victoria) and other applicable jurisdictions necessary to conduct the business now operated by the Company. The Company is in compliance with the terms and conditions of all such Governmental Licenses. All of the Governmental Licenses are valid and in full force and effect. The Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses. All consents, approvals and actions of, filings with and notices to any third party, Governmental or Regulatory Authority necessary to permit either Seller or the Company to perform their respective obligations under this Agreement and each of the Transaction Documents and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, and shall be in full force and effect.

      3.18 Insurance. Section 3.18 of the Disclosure Schedule contains a true and complete list of all material liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or affect or relate to the ownership, use or operation of any of the material assets and properties of the Company and that have been issued to the Company. The insurance coverage provided by such policies will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in
Section 3.18 of the Disclosure Schedule is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. To the best of the knowledge and belief of the Company and each Seller, having made due and proper inquiries, the insurance policies listed in Section 3.18 of the Disclosure Schedule have coverage levels that are reasonable and customary for Persons engaged in such businesses and operations and having such assets and properties as the Company. All of the tangible person property and Plant and Equipment of the Company of an insurable nature are insured against fire and other risks normally insured against and that have coverage levels that are reasonable and customary for Persons engaged in such businesses and operations. The Company has not received any notice that any insurer under any policy referred to in this Section 3.18 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

      3.19 Brokers or Finders. The Company has not incurred, or will incur, directly or

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                                            Initialled by Purchaser __

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                                                                           Final

indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement. For the avoidance of doubt, any brokerage, finders' fee, agents' commissions or any similar charge(s) in relation to or associated with this Agreement, will be paid by the Sellers.

      3.20 Disclosure and Information. (a) No representation or warranty contained in this Agreement and given by, or on behalf of, either Seller or the Company or any Key Employee and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to the Purchaser pursuant to any provision of this Agreement (including, without limitation, the Company's Financial Statements), contains any untrue statement or omits to state a fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading in any respect. The facts set out in the Disclosure Schedule are true and accurate in all respects.

      (b) (i) There are no material facts or circumstances relating to the Equity Interest, the Company, any of the Assets or the financial position, operations, profitability or prospects of the Company which have not been fully and properly disclosed to the Purchaser... (ii) So far as each Seller and Company are aware, having made due and proper inquiries, there are no facts or circumstances which might reasonably be expected adversely to affect the financial position, operations, profitability or prospects of the Company.

      (c) (i) All information given either in writing (whether in document, email, spreadsheet or other form) or verbally by, or on behalf of, the Company, either Seller, (including, without limitation, any director, or Key Employee) to the Purchaser in the course of negotiations leading to this Agreement and Closing is true and correct in all respects. (ii) None of the information provided to the Purchaser by, or on behalf of, the Company or either Seller, (including, without limitation, any Key Employee) is misleading in any particular, whether by omission or otherwise.

      3.21  [Intentionally left blank]

      3.22 Financial Representations. (a) The revenue for the Company for the twelve (12) months ending June 30, 2001 is $61,425,319. The revenue for the Company for the six (6) months ending December 31, 2001 is $27,407,827. The revenue for the Company for the ten months ending October 31, 2002 is not less than $50,626,000. On a comparable audit with that conducted on December 31, 2001, for the twelve (12) months ending December 31, 2002, the revenue of the Company will be no less than $55,000,000. For the purpose of this warranty, "revenue" means the gross revenue of the Company including commissions paid to channels and intermediaries.

      (b) The EBITDA of the Company for the twelve (12) months ending June 30, 2001 is an EBITDA loss of $6,985,931. The EBITDA for the Company for the six (6) months ending December 31, 2001 is $619,597. The EBITDA for the Company for the ten months ending October 31, 2002 is $2,349,000. On a comparable audit with that conducted on December 31, 2001, for the twelve (12) months ending December 31, 2002, the EBITDA of the Company will be no less than $2,500,000.

      (c) The audited Net Asset Value of the Company as at December 31, 2002 will show net assets. For the avoidance of doubt, Net Assets shall mean a surplus of total assets after deducting total liabilities.

      (d) The Financial Statements are true and correct in all respects and disclose a true and correct view of the state of the affairs, financial position and assets and liabilities of the Company as at the dates of such accounts and the income, expenses and results of operations of the Company for the financial period ending on such dates.

                                            Initialled by Sellers ____        26
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                                                                           Final

      (e) Except for those identified in Known Proceedings, all accounts receivable reflected on each of the consolidated and audited balance sheets for the twelve (12) months preceding June 30, 2001, the six (6) months preceding December 31, 2001, the twelve (12) months preceding December 31, 2002 and in the unaudited balance sheet for the eleven (11) months preceding November 30, 2002 of the Company and all accounts receivable arising subsequent to the Effective Date (collectively the "Accounts Receivable"): (i) have arisen from bona fide sales transactions in the ordinary course of the business on ordinary trade terms; (ii) represent valid, enforceable and binding obligations due to the Company; (iii) have been collected or are collectible in the ordinary course of business in the aggregate recorded amounts thereof without valid set-off or counterclaim; and (iv) are not subject to any counter claim or set off.

      (f) Section 3.22(f) of the Disclosure Schedule describes the names and locations of all banks and financial institutions in which there are accounts or safe deposit boxes maintained by, or for the benefit of, the Company, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box.

      (g) All forecasts and projections of any future financial results or sales pipeline activities of the Company provided to the Purchaser by or on behalf of the Company, any of the Company's management or any Seller including, without limitation, those for the twelve (12) months ending December 31, 2003 (by month) and those set out in Section 3.22(g) of the Disclosure Statement were prepared in good faith and were based upon reasonable assumptions. Nothwithstanding any potential shortfall in the Actual EBITDA (as compared with the Estimated EBITDA) relating to the Company's Enterprise Business Solutions business unit, the Actual EBITDA of the Company will be no less than $3,662,000. To the best of the knowledge of the Company and each Seller, having made due and proper inquiries, there was at the time of the Closing no matters or circumstances that were known by the Company, either Seller or any Key Employee that would have had a material impact on the actual and projected financial results of the Company.

      (h) There have not been any transactions between the Company and any Subsidiary, the Sellers, Affiliates of the Sellers or any other Related Parties ("Inter-company Transactions"), either recorded or not recorded on the balance sheet of the Company since October 31, 2002 and that there will be no further Inter-company Transactions recorded, or required to be recorded, in the balance sheet of the Company prior to Closing.

      (i) The Company is not directly or indirectly obliged in any way to guarantee, assume or provide funds to satisfy an obligation of any Person. No letter of comfort has been given by the Company.

      (j) The Financial Statements and all accounting issues associated with the Company are in accordance with US GAAP.

      3.23. Ownership of the Company.

      (a) The Sellers are the sole owner of all issued and outstanding Equity Interest.

      (b) None of the Equity Interest have been transferred, sold, exchanged, assigned or given as a gift, granted as a security interest, pledged or encumbered, made part of any voting trust or other agreement or arrangement with respect to the transfer of voting rights therein.

      3.24. Absence of Changes. Except as set forth in Section 3.24 of the Disclosure Schedule, since June 30, 2002, there has not been any change in the business, condition (financial or otherwise), operations or results of operations of the Company that would result in a Material Adverse Effect. Without limiting the generality of the foregoing, since October 31, 2002:

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                                                                           Final

      (a) The Company has not sold, leased, transferred, or assigned any of its Assets, tangible or intangible other than in the ordinary course of business;

      (b) The Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) relating to the Assets or for any liabilities other than in the ordinary course of business;

      (c) No Person (including each Seller and the Company) has accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $25,000 to which the Company is a party or by which they or any of them are bound, other than terminations and cancellations of agreements which occur in the ordinary course of business;

      (d) The Company has not imposed, or agreed to, or suffered the imposition of any lien in excess of $25,000 upon any of the Assets, tangible or intangible;

      (e) The Company has not made any capital expenditure (or series of related capital expenditures) involving more than $25,000;

      (f) The Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) involving individually more than $25,000 other than pursuant to agreements with suppliers that were entered into in the ordinary course of business;

      (g) The Company has not issued any note, bond, debenture or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 individually;

      (h) Excepting Known Proceedings, the Company has not cancelled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $10,000;

      (i) There has been no change made or authorized in the Constitution of the Company other than necessary or desirable to effectuate the actions contemplated in this Agreement;

      (j) The Company has not issued, sold or otherwise disposed of any of their capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of their capital stock other than necessary or desirable to effectuate the actions contemplated in this Agreement;

      (k) The Company has not declared, set aside or paid any dividend or made any distribution with respect to their capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of their capital stock;

      (l) The Company has not experienced any damage, destruction, loss (whether or not covered by insurance) or material interruption to the Assets in excess of $50,000;

      (m) The Company has not made any loan to any of its directors, officers or employees, or entered into any other compensation transaction with any of their directors, officers or employees in excess of $50,000;

      (n) The Company has not entered into or modified the terms of any employment or

                                            Initialled by Sellers ____        28
                                            Initialled by Purchaser __

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                                                                           Final

severance agreement or arrangement;

      (o) The Company has not granted any increase in the base compensation or any other forms of compensation of any of their directors, officers or employees;

      (p) The Company has not changed any of its methods of accounting or material accounting practices in any respect;

      (q) The Company has not entered into any transaction, commitment or obligation or taken any other action inconsistent with their past practices;

      (r) The business of the Company has been carried on in the ordinary and usual course and no contracts or commitments differing from those ordinarily necessitated by the nature of that business have been entered into or incurred;

      (s) There has been no change in the assets, the liabilities or the financial position or profits of the Company except changes in the ordinary course of business, none of which individually or in the aggregate is materially adverse to the Company;

      (t) The business or financial position of the Company has not been materially and adversely affected by any matter, either financial or otherwise and whether covered by insurance or not;

      (u) There has been no alteration to the rights attached to any of the Equity Interest or to the capital structure of the Company;

      (v)   No additional directors have been appointed to the Company; and

      (w) The Company has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business.

      3.25 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

      3.26 No Illegal Payments, etc. Neither the Company nor any of its officers, employees, agents or Affiliates has directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was or is in a position to help or hinder the business (or assist in connection with any actual transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office.

      3.27  Product, Services and Assets.

      (a) There are no current or Threatened disputes with regards to the Company's current version of its IP Assets. The Company's software product of Starfire has been successfully installed and utilized by customers of the Company or have been delivered successfully and satisfactorily to all such customers of the Company.

      (b) No IP Assets sold, leased or delivered by the Company and no support or service provided by the Company to customers on or prior to the Closing Date is subject to any express guaranty, express warranty or other indemnity (including without limitation as to product or service reliability, security, interoperability, compatibility (forward and backward), upgrade path or upgrade timing) except as expressly set forth on those contracts with customers copies of which have been

                                            Initialled by Sellers ____        29
                                            Initialled by Purchaser __

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                                                                           Final

provided to the Purchaser and are listed in Section 3.27(b) of the Disclosure Schedule.

      (c) The Company is the legal and beneficial owner of all its Assets. Except as set out in Section 3.27(c) of the Disclosure Schedule, there are no mortgages, pledges, liens, encumbrances, charges or other security interests over or affecting any Asset.

      (d) The Assets are sufficient to enable the effective conduct of the business of the Company after Closing as it is carried on at the date of this agreement and at Closing.

      3.28  Substantial Customers and Suppliers. (a) For purposes of this
Section 3.28(a), a "Material Customer" shall mean any of the twenty (20) customers of the Company, taken as a whole, with the highest attributed revenues for the period of January 1, 2002 through November 30, 2002. Section 3.28(a) of the Disclosure Schedule lists the Material Customers (whether direct or indirect) and applicable contracts of the Company. Each of the Material Customers, related contracts and attributed revenues are not duplicative or redundant. With respect to the applicable contracts with Material Customers, there exists no event of default and no event has occurred which would result in any such event of default or prevent the Company from obtaining the benefit thereunder. Except in relation to Known Proceedings, the Company's relationship with each Material Customer is good and there are no facts or circumstances known to either the Company or any Seller, or ought to be known by either the Company or any Seller of: (a) any dispute Threatened, actual or pending between the Company and any Material Customer; or (b) any desire or plan of any Material Customer to terminate or modify such relationship.

      (b) For purposes of this Section 3.28(b), a "Material Supplier" shall mean any of the top ten (10) third party suppliers of the Company, taken as a whole with the highest attributed costs or the basis of costs for the period January 1, 2002 through November 30, 2002. Section 3.28(b) of the Disclosure Schedule lists the material suppliers. With respect to the applicable contracts with Material Suppliers, there exists no event of default and no event has occurred which would result in any such event of default or prevent the Company from obtaining the benefit thereunder. The Company's relationship with each Material Supplier is good and there are no facts or circumstances known to either the Company or any Seller, or ought to be known by either the Company or any Seller of: (a) any dispute Threatened, actual or pending between the Company and any Material Supplier; or (b) any desire or plan of any Material Supplier to terminate or modify such relationship.

      (c) None of the Sellers or the Company has notice, or is aware of any facts or circumstances, that any Material Customer or Material Supplier is Threatened with, or involved in, any Insolvency Proceeding or has ceased, materially reduced or Threatened to cease or materially reduce, its purchases or supplies (as the case may be).

      (d) Except in relation to Known Proceedings, there is no existing Material Customer of the Company who is likely to materially reduce its trading with the Company as a result of the acquisition of the Equity Interest by the Purchaser.

      3.29 Related Party Transactions. There are no loans or other benefits enjoyed by and between the Company on one hand and its officers, directors employees or shareholder on the other hand. Except as set forth in Section 3.29 of the Disclosure Schedule, no director, officer, employee or shareholder of the Company, including the Sellers, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of

                                            Initialled by Sellers ____        30
                                            Initialled by Purchaser __

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                                                                           Final

business.

      3.30 No Bankruptcy or Insolvency (a) No order has been made, or petition presented, or resolution passed for the winding-up of the Company or either Seller. Neither Seller nor the Company has had:

      (i)   any petition or order for winding-up filed against it;

      (ii) any appointment of a receiver over the whole or part of the undertaking of its assets;

      (iii) any petition or order for administration against it;

      (iv)  any voluntary arrangement between any creditor and it;

      (v) any distress or execution or other process levied in respect of it which remain undischarged; or

      (vi) any unfulfilled or unsatisfied judgment or court order against it over the amount of $5,000.

      (b) Neither Seller nor the Company is insolvent (total liabilities greater than total assets) and each can pay its debts as and when they fall due.

      (c) There are no circumstances which would entitle any Person to present a petition for the winding-up or administration of the Company or either Seller or to appoint a receiver over the whole or any part of the undertaking or assets of the Company or either Seller.

      Section 4. Representations and Warranties of the Purchaser.

      4.01 Organization of the Purchaser. The Purchaser represents and warrants that the Purchaser is a corporation duly organized validly existing and in good standing under the laws of the British Virgin Islands and has all requisite power and authority to enter into and perform its obligations under this Agreement. Once executed by the Purchaser, this Agreement and the Transaction Documents required to be executed by the Purchaser have been duly and validly executed and delivered by the Purchaser and when duly executed will constitute a legal, valid and binding obligation of the Purchaser enforceable against such Purchaser subject to bankruptcy, reorganization, insolvency, moratorium, restructuring or similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

      Section 5. Covenants of the Sellers and the Company. Each Seller and the Company, jointly and severally, covenants and agrees with the Purchaser that, at all times from and after the Effective Date until the Closing and, with respect to any covenant, agreement or appointment by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, indefinitely, each Seller and the Company will comply with all covenants and provisions of this Section, except to the extent the Purchaser otherwise consent in writing.

      5.01 Financial Statements. (a) Prior to Closing, the Company and the Sellers shall deliver to the Purchaser true and complete copies of the: (i) audited consolidated financial statements of the Company for the twelve (12) months preceding June 30, 2001, for the six (6) months preceding December 31, 2001 and for the twelve (12) months preceding December 31, 2002, together with a true and correct copy of the report on such audited information and all letters from the auditors, with respect to the results of such audits; and (ii) the management accounts for the eleven (11) months preceding November 30, 2002. All such financial statements will be reconciled to GAAP and fairly present the financial condition and results of the consolidated operations of the Company as of the respective dates

                                            Initialled by Sellers ____        31
                                            Initialled by Purchaser __

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                                                                           Final

thereof and for the respective period covered thereby.

      (b)   Prior to Closing, the Company and the Sellers shall deliver to the
Purchaser: (i) projected consolidated statements of operations, shareholders' equity and cash flows for the calendar years 2002 and 2003 (by month); and (ii) the Company's operating budget for calendar years 2002 and 2003 (by month). Such projections noted in Sections 5.01(b)(i) and (ii) were prepared based on assumptions which in the Company's and the Sellers' determination were reasonable and made in good faith.

      (c) Prior to Closing, each Seller and the Company shall make full provision in the balance sheet of the Company as at December 31, 2002 and prior to the execution of this Agreement for costs including the full write-off of all costs associated with excess leased office accommodation and any potential staff redundancies and/or terminations including Colin Holgate, Prabhu Boppana, Jennifer Dick, Ingrib Glastonbury, David Stanley Hassum, Uma Paranjape, Paul Andrew Ryan, Roger Smith, and Sushanta Deb Roy.

      5.02 Books and Records. If at any time after the Closing, any Seller discovers in its possession or under its control any other Records, such Seller shall forthwith deliver as make available such Records to the Purchaser at the offices of the Company.

      5.03 Fulfilment of Conditions. Each Seller and the Company will execute and deliver at the Closing each instrument that the Sellers and the Company are required under this Agreement to execute and deliver as a condition to the Closing, shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy all other conditions to the obligations of the Purchaser contained in this Agreement and shall not permit the Company to take, or fail to take, any action that could reasonably be expected to result in the non-fulfilment of any such condition. Without limiting the generality of the foregoing, each Seller and the Company shall not take or omit to take any reasonable action, or permit such action or omission if it reasonably can be expected that as a result of such action or omission, any representation or warranty made by the Sellers or the Company under this Agreement shall not be true and correct in all respects at and as of the Closing Date as if made on that date.

      5.04 Notice and Cure. The Sellers and the Company shall notify the Purchaser promptly in writing of, and contemporaneously, shall provide true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the Effective Date that causes or shall cause any covenant or agreement of the Sellers or the Company under this Agreement to be breached or that renders or shall render untrue any representation or warranty of such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Company and the Sellers shall notify the Purchaser promptly in writing of, and shall use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by such party in this Agreement, whether occurring or arising before, on or after the Effective Date. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the right of the Purchaser to seek indemnity under this Agreement.

      5.05 Conduct of Business in Ordinary Course. From and after the Effective Date and prior to the Closing Date, the Company will not and the Sellers will not cause the Company to take any actions inconsistent with Section 3.24 or which will lead to a Material Adverse Effect occurring. With the exception of the provisions set forth in this Agreement and the transaction contemplated herein, the Company will carry on (and the Sellers shall cause the Company to carry on) their business in the ordinary course in substantially the same manner as heretofore conducted and, to the

                                            Initialled by Sellers ____        32
                                            Initialled by Purchaser __

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                                                                           Final

extent consistent with such business, use efforts consistent with past practice and policies to preserve intact their respective present business organization, keep available the services of their respective present officers, consultants and employees and preserve their relationships with customers, suppliers and distributors and others having business dealings with them. The Sellers shall cause the officers of the Company to confer at such times as the Purchaser may reasonably request with representatives of the Purchaser to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company. Nothwithstanding the foregoing, the Sellers and the Company may not and will not without the prior written consent of the Purchaser (which shall not be unreasonably withheld):

      (a) other than in the ordinary course of business consistent with prior practice, enter into any commitment or transaction, including but not limited to any purchase of assets (other than supplies or cash equivalents) for a purchase price in excess of $25,000;

      (b) other than in the ordinary course of business consistent with prior practice, enter into or amend any agreements pursuant to which any other party is granted support, service, marketing or publishing rights;

      (c) other than in the ordinary course of business consistent with prior practice, enter into or terminate any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments, or commitments, or amend or otherwise change in any respect the terms thereof in an adverse manner; or

      (d) modify in any material respect existing discounts or other terms and conditions with third parties in a manner adverse to the Company.

      5.06 Indebtedness. Without obtaining the prior written consent of the Purchaser (which shall not be unreasonably withheld) neither any Seller nor the Company will: (a) incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise; (b) cause any existing debt facility to be drawn down.

      5.07 Cooperation. Each Seller and the Company agree and undertakes to promptly use their reasonable efforts to assist the Purchaser to effect the transfer of the Equity Interest to the Purchaser and to execute all documents, papers, forms, authorizations, declarations or oaths, obtain the consents, releases and waivers of third parties and Governmental or Regulatory, and take any other steps that may be necessary to do so in order to consummate the transactions contemplated under this Agreement and each Transaction Document. Without limiting the generality of the preceding sentence, the following are items that the Sellers acknowledges must be completed pursuant to this Section 5.07: (i) prior to Closing, each Seller and the Company shall make full provision in the balance sheet of the Company as at December 31, 2002 for costs including without limitation the full write-off of all costs associated with excess leased office accommodation and any potential staff redundancies and/or termination, including Colin Holgate, Prabhu Boppana, Jennifer Dick, Ingrib Glastonbury, David Stanley Hassum, Uma Paranjape, Paul Andrew Ryan, Roger Smith and Sushanta Deb Roy as at December 31, 2002 and prior to the execution of this Agreement; and (ii) procure any needed corporate governance requirements for the Company such as voting trust arrangement among the required resident directors, conveying director replacement and appointment rights and satisfying applicable legal requirements.

      5.08 Tax Returns. The Sellers and the Company will promptly provide or make available to the Purchaser copies of all tax returns, reports and information statements that have been filed or are filed prior to the Closing Date.

                                            Initialled by Sellers ____        33
                                            Initialled by Purchaser __

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                                                                           Final

      5.09 Insurance. The Sellers and the Company will maintain in force up to the Closing Date policies of insurance of the same character and coverage as those described in Section 3.18 of the Disclosure Schedule, and the Sellers will promptly notify the Purchaser in writing of any changes in such insurance coverage occurring prior to the Closing Date.

      5.10 Power of Attorney. Upon Closing, each Seller hereby appoints the Purchaser to be its attorney in relation to the Purchaser's relevant Equity Interest from the Closing until the relevant Equity Interest is registered in the name of the Purchaser. The Purchaser may do in the name of each Seller and on its behalf everything necessary or expedient, in the Purchaser's sole discretion to: (a) transfer the relevant shares; (b) exercise any rights, including rights to appoint a proxy or representative and voting rights, attaching to the relevant Equity Interest; (c) receive any dividend or other entitlement paid or credited to any Seller in respect of the relevant Equity Interest; (d) do any other act or thing in respect of the relevant Equity Interest. Each Seller declares that all acts and things done by the Purchaser in exercising powers under this power of attorney will be as good and valid as if they had been done by such Seller and agrees to ratify and confirm whatever the Purchaser does in exercising powers under this power of attorney. Each Seller declares that this power of attorney of the Purchaser is given for valuable consideration and is irrevocable from the Closing until the relevant Equity Interest is registered in the name of the Purchaser.

      5.11 GST Matters. The Sellers, the Company and the Purchaser agree that the supply of any assets or business pursuant to this Agreement is the supply of a going concern for the purposes of any Goods and Services Tax Act and that the supply is "GST-free" for that purpose. The Sellers agree to take all reasonable steps and do all reasonable things necessary to ensure that the supply of any assets or business under this Agreement is classified as a GST-free supply under any Goods and Services Tax Act. Without limiting the generality of the preceding sentence, the Sellers warrant that they will carry on the business until the day the Closing.

      Section 6. Covenants of the Purchaser. The Purchaser covenants and agrees with the Sellers and the Company that, at all times from and after the Effective Date until the Closing, the Purchaser will comply with all covenants and provisions of this Section, except to the extent the Sellers and the Company may otherwise consent in writing.

      6.01 Notice and Cure. The Purchaser shall notify the Company in writing of, and contemporaneously, shall provide true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the Effective Date that causes or shall cause any covenant or agreement of the Purchaser under this Agreement to be breached or that renders or shall render untrue any representation or warranty of such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Purchaser shall notify the Company promptly in writing of, and shall use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by such party in this Agreement, whether occurring or arising before, on or after the Effective Date. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the right of the Company or the Sellers to seek indemnity under this Agreement.

      6.02 Fulfilment of Conditions. The Purchaser will execute and deliver at the Closing each instrument that the Purchaser is required to execute and deliver as a condition to the Closing, shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy all other conditions to the obligations of the Sellers and the Company contained in this Agreement and shall not permit the Company to take, or fail to take, any action that could reasonably be expected to result in the non-fulfilment of any such condition. Without limiting the generality of the

                                            Initialled by Sellers ____        34
                                            Initialled by Purchaser __

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                                                                           Final

foregoing, the Purchaser shall not take or omit to take any reasonable action, or permit such action or omission if it reasonably can be expected that as a result of such action or omission, any representation or warranty made by the Sellers or the Company under this Agreement shall not be true and correct in all respects at and as of the Closing Date as if made on that date.

      6.03 Cooperation. The Purchaser agrees and undertakes to promptly use its reasonable efforts to assist the Sellers to effect the transfer of the Equity Interest to the Purchaser and to execute all documents, papers, forms, authorizations, declarations or oaths, obtain the consents, releases and waivers of third parties and Governmental or Regulatory Authorities, and take any other steps that may be necessary to do so in order to consummate the transactions contemplated under this Agreement and each Transaction Document.

      6.04 Tax Losses. Until the Second Retained Sum is released or dealt with in accordance with Section 2.06(b), the Purchaser agrees and undertakes: (a) to cause the Company to continue the business of the Company in the same business lines so as to comply with the Australian Tax Office's regulations regarding the so-called "same business test" and the Australian Tax Office's other requirements regarding the preservation of Tax Losses; and (b) to avoid any action or inaction that could result in a denial of the use of such Tax Losses by the Company on its 2003 Australian Income Tax Return. To the extent that the Australian Tax Office issues a final denial of the Company's use of Tax Losses on the Company's 2003 Australian Income Tax Return and the basis of such denial is resulting from any action or inaction of the Company after the Closing, the Second Retained Sum shall become immediately payable to the Sellers (on a pro-rata basis).

      6.05 Financial Statements. Subsequent to Closing and until December 31, 2003, the Purchaser shall deliver to ManTech International Corporation a copy of the: (i) 2003 Financial Statements; and (ii) monthly balance sheet and profit & loss statements of the Company.

      Section 7. Conditions to Obligations of the Purchaser. The obligations of the Purchaser under this Agreement are subject to the fulfilment, at or before the Closing of each of the following conditions the satisfaction of which will be determined by the Purchaser acting reasonably (all or any of which may be waived in whole or in part by the Purchaser in its sole discretion):

      7.01 Representations and Warranties. Each of the representations and warranties made by the Sellers and/or the Company in this Agreement and the Transaction Documents and all facts specified in the Disclosure Schedules shall be true and correct in all respects in which they are given on and as of the Effective Date, the Closing Date and if specified on any other date, on such date, as though such representation or warranty was made on each of those dates.

      7.02 Performance. Each Seller and the Company shall have performed and complied with, each agreement, covenant and obligation required by this Agreement and the Transaction Documents to be so performed or complied with by either Seller or the Company at or before the Closing.

      7.03 Certificates. On or before the Closing Date, the Seller shall have delivered to the Purchaser a certificate from the company secretaries of the Company and a certificate from at least one director of the Company prior to Closing substantially in the form and to the effect of Exhibits 7.03(a) and 7.03(b) attached hereto.

      7.04 Consents and Approvals. All consents, approvals and actions of, filings with and notices to any third party, Governmental or Regulatory Authority necessary to permit either Seller and the Company to perform their respective obligations under this Agreement and each of the Transaction Documents and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, and shall be in full force and effect as at the Closing Date. Each such consent, approval and actions of, filings with and notices to any third party, Governmental or Regulatory

                                            Initialled by Sellers ____        35
                                            Initialled by Purchaser __

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                                                                           Final

Authority are set out in Section 7.04 of the Disclosure Statement. The Purchaser shall have received duly executed copies of all such consents and releases and there will not be any consents or releases which have not been received and are required to be received. No statute, rule or regulation, and no final and nonappealable order, decree or injunction will have been enacted, entered, promulgated or enforced by any court or Governmental or Regulatory Authority of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

      7.05 Opinion of Counsel. The Purchaser shall have received the opinion of the Company's and the Sellers' legal counsel on the Closing Date, substantially in the form and to the effect of Exhibit 7.05 attached hereto.

      7.06 Key Employees. Each of the Key Employees executing an amendment to their current employment agreements that contain confidentiality provisions, assignments of inventions and non-solicitation provisions in a form reasonably satisfactory to the Purchaser except to the extent that the current employment agreements of the Key Employees contain adequate confidentiality provisions, assignment of inventions and non-solicitation. Tim James Foreman having executed an employment contract on standard terms and conditions of the Company.

      7.07 Proceedings. All proceedings to be taken on the part of the Sellers or the Company in connection with the transactions contemplated by this Agreement, the Transaction Document and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies of all such documents and other evidences as the Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

      7.08 Legal Action. As of the Closing Date, there will not be any actual written threats or any action, proceeding or other application pending before any court or Governmental or Regulatory Authority brought by any Person or Governmental or Regulatory Authority: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from any of the Parties or their Affiliates as a result of such transactions; (ii) seeking to prohibit or impose any limitations on the Purchaser's ownership or operation of all or any portion of the Equity Interest or the underlying assets of the Company, or to compel the Purchaser's to dispose of or hold separate all or any portion of its or the Equity Interest or the Company's business or assets as a result of the transactions contemplated by the Agreement; or (iii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

      7.09 No Material Adverse Change. From the Effective Date to the Closing Date and as at the Closing Date, there shall not have occurred any Material Adverse Effect on the Equity Interest, any of the Assets or any operation or financial performance of the Company.

      7.10 Share Transfers/Certificates. The Purchaser shall have received duly executed transfers of the Equity Interest in its favor, in a registrable form and in accordance with the Company's Constitution representing the Equity Interest, together with share certificates for such Equity Interest and all other consents, approvals and/or documents needed by the Purchaser to register the transfers and obtain ownership of the Equity Interest as the Purchaser may require.

      7.11 Termination of Rights and Certain Securities. Any registration rights, rights of refusal, voting rights, rights to any liquidation preference or redemption rights relating to any security of the Company will be terminated, waived or satisfied as of the Closing Date.

      7.12 Closing Documents. All closing documentation must be received by the Purchaser, including but not limited to: (i) the Company and Colin Holgate having entered into the Consultancy

                                            Initialled by Sellers ____        36
                                            Initialled by Purchaser __

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                                                                           Final

Agreement; and (ii) the Sellers and Colin Holgate having entered into the Employment Release.

      7.13  Board Approval of the Company. The Board of the Company shall have:
(a) approved the execution of the Transaction Documents and the transactions contemplated herein and therein; (b) approved the transfer of the Equity Interest; (c) resolved and directed that subject to the payment of stamp duty, the transfers of the Equity Interest are, registered; and (d) approved the appointment of the representatives of the Board from the and the resignation of all directors who were on the Board prior to the Closing, but so that a properly constituted board of directors is in existence at all times.

      7.14 Board Appointee. Effective as of the Closing Date, the designees of the Purchaser shall have been elected to the Board and the current directors of the Company shall have resigned, but so that a properly constituted board of directors is in existence at all times.

      7.15 Shareholders Approval. On or before the Closing Date, each Seller shall have approved the execution of this Agreement, each Transactional Document and the transactions contemplated herein and therein by both the Company and each such Seller.

      7.16 Completion of Due Diligence. The Purchaser shall have completed all necessary due diligence investigations to its satisfaction.

      7.17 Approval of the Purchaser's Board of Directors or delegated subcommittee and Approval of each of the Seller's Boards.

      (a) The board of directors of the Purchaser or its delegated subcommittee shall have authorized and approved each of: (i) the terms and conditions of this Agreement and each Transaction Document; and (ii) the execution and performance of this Agreement and each Transaction Document by a duly authorized officer or director of the Purchaser and the transactions contemplated herein and therein; and

      (b) The board of directors of each Seller shall have authorized and approved each of: (i) the terms and conditions of this Agreement and each Transaction Document; and (ii) the execution and performance of this Agreement and each Transaction Document by a duly authorized officer or director of each such Seller and the transactions contemplated herein and therein.

      7.18 Third Party Consent. Each of the following Persons consenting to the change of control of the Company as anticipated by this Agreement and agreeing not to terminate their respective agreements in a form satisfactory to the
Purchaser:

      (a)   lessors' of the Property Leases;

      (b) the third party to the Outsourcing Agreement in relation to Screensound;

      (c) the third party to the licence agreement between the Company and Optus in relation to the Switchgate product;

      (d) the third parties to the following Material Contracts: Australia Post; Brisbane City Council; Optus; Telstra; ROCLA; Unisys; Screensound; TotalCare and Education of Victoria; and

      (e)   the third party to the Compaq supply/reseller arrangements.

      7.19 FIRB AND ACCC Issues. The Purchaser having received, if it deems it necessary, any notice, clearance or authorization (whether formal or otherwise) which is required by the ACCC, by reason of the Australian Trade Practices Act 1974 and/or by reason of the Australian Foreign Acquisitions and Takeover Act 1975.

      7.20 Change of Bank Authorities. The delivery to the Purchaser duly completed bank

                                            Initialled by Sellers ____        37
                                            Initialled by Purchaser __

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                                                                           Final

authorities approved by each of the Company's bankers and the Board authorising the operation of each of the Company's bank accounts by nominees of the Purchaser.

      7.21 Release of Sellers Charge. The delivery to the Purchaser of: (a) executed discharges in registrable form such that the release of any charge over the Company's assets in favour of the Sellers (or any of them) is released and forever discharged; (b) executed deed of release, in a form satisfactory to the Purchaser, from each Seller releasing and forever discharging the Company from repaying any such amounts or loans owed or outstanding to any Seller as at Closing.

      7.22 Delivery of Company Seal and Books & Records. The delivery to the Purchaser of the Company's books and records, the common seal and any other company seals of the Company.

      7.23 Sellers able to Complete. The Purchaser is not obligated to close unless each Seller and the Company is ready, willing and able to close simultaneously.

      7.24 Audited Accounts. The delivery to the Purchaser of true and correct copies of each of the Financial Statements (as defined herein) and such statements shall include true and complete copies of the balance sheets of the Company and the related consolidated statements of operations, shareholders' equity and cash flow statements for each such period, together with a true and correct copy of the report on such audited information and all existing management letters from the auditors, with respect to the results of such audits.

      7.25 Inter-company Loans. The Purchaser having received executed deeds of release, in a form satisfactory to the Purchaser, from each previous subsidiary of the Company and each Seller or any of the Sellers' Affiliates that has, as at the Closing, any amounts due or outstanding to such Subsidiary, Seller or Seller's Affiliate, releasing and forever discharging the Company from repaying all such amounts or loans owed or outstanding to such subsidiary, Seller or Sellers' Affiliates.

      7.26 Transfer of Subsidiaries. All of the shares of each Subsidiary held by the Company being sold, transferred and assigned from the Company to either of the Sellers for AU$1.00 and all required filings and registrations relating to such shares being duly filed and registered.

      Section 8. Conditions to Obligations of the Sellers and the Company. The obligations of the Sellers and the Company hereunder are subject to the fulfilment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Sellers or the Company in their sole discretion):

      8.01 Representations and Warranties. Each of the representations and warranties made by the Purchaser in this Agreement shall be true and correct in all respects in which they are given on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

      8.02 Performance. The Purchaser shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such Purchaser at or before the Closing.

      8.03 Consents and Approvals. All consents, approvals and actions of, filings with and notices to any third party, Governmental or Regulatory Authority necessary to permit the Purchaser to perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, and shall be in full force and effect.

      8.04 Closing Documentation. The Company and Colin Holgate having entered into the Consultancy Agreement and the Purchaser having executed the Employment Release.

                                            Initialled by Sellers ____        38
                                            Initialled by Purchaser __

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                                                                           Final

      8.05 Approval of the Purchaser's Board of Directors or delegated subcommittee. The board of directors of the Purchaser or its delegated subcommittee shall have authorized and approved each of: (i) the terms and conditions of this Agreement and each Transaction Document; and (ii) the execution and performance of this Agreement and each Transaction Document by a duly authorized officer or director of the Purchaser and the transactions contemplated herein and therein.

      8.06 Board Appointments. On or before 17 February 2003, the Purchaser shall designate in writing and deliver same to the Company and the Sellers the Purchaser's designees for the replacement Board of the Company who shall become the directors of the Company as of the Closing Date.

      8.07 Retention Stakeholder. The Retention Stakeholder shall be incorporated in Australia and shall execute an agreement as described in Section 2.06(a) in a form satisfactory to the Purchaser, the Sellers and the Retention Stakeholder, all acting reasonably.

      8.08 Macquarie Bank facility. (the "Facility"). Subsequent to Closing but provided always that all drawdowns under the Facility have been made by the Company in the ordinary course of business, the Purchaser shall either: (i) make arrangements to close out the balance of the Facility; or (ii) provide Macquarie Bank with alternative security in a form satisfactory to Macquarie Bank.

      Section 9 Representations, Warranties, Covenants and Agreements. Unless otherwise expressly provided for in this Agreement:

      (a) All representations and warranties contained in this Agreement, any schedule, exhibit, the Disclosure Schedule or certificate or document delivered pursuant hereto in connection with the transactions contemplated by this Agreement or the Transaction Documents (the "Warranties") shall survive through to the date prescribed by Section 10.03 of this Agreement.

      (b) The covenants and agreements of the Parties shall survive the Closing.

      (c) Each of the Warranties are true and correct in all respects on and as of the Effective Date, the Closing Date and if specified on any other date, on such date, as though such representation or warranty was made on each of those dates.

      (d) None of the Warranties are extinguished or affected by any investigation made by or on behalf of a Party into the affairs of another Party. Each Party acknowledges that it has made and given the Warranties with the intention of inducing the other Parties to enter into this Agreement and the Purchaser has entered into this Agreement in full reliance on the Warranties given hereunder.

      Section 10. Indemnification; Limitations on Liabilities

      10.01 Indemnification. (a) By Seller(s). Each Seller (each an "Indemnifying Party" and collectively "Indemnifying Parties"), shall jointly and severally indemnify the Company, the Purchaser and the Purchaser's and the Company's officers, directors, shareholders and Affiliates (each an "Indemnified Party" and collectively "Indemnified Parties") in respect of, and hold each of them harmless from and against, any and all Loss or liability suffered, incurred or sustained by any of them, resulting from, arising out of or associated with:

            (i) any misrepresentation, inaccuracy in or breach of any representation or warranty or the nonfulfillment of, or failure to perform, any covenant or agreement on the part of any Seller or the Company contained in this Agreement or the Transaction Documents;

                                            Initialled by Sellers ____        39
                                            Initialled by Purchaser __

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                                                                           Final

            (ii) any amounts that the Purchaser is entitled to in accordance with Section 2.05;

            (iii) any claims associated with any balance sheet adjustments relating to the write-down of tangible assets or previously under or non-disclosed liabilities as determined by the Purchaser's Auditor or the Company's Pre-Closing Auditor that emerge from the 2002 Financial Statements in the event of and to the extent that, the Net Asset Value of the Company as at December 31, 2002, and included in the 2002 Financial Statements, shows a net liability;

            (iv) any claims as a result of, or associated with, the fact that the Tax Losses (or any part thereof) are unable to be used by the Company in any year subsequent to Closing as determined by the Australian Taxation Office in any subsequent assessment, declaration or notification to, or regarding, the Company;

           (v) any current, pending or Threatened Proceeding, Employee Litigation or dispute, or any future Proceeding, Employee Litigation or dispute that relates to, or is associated with, any act or omission of the Company, any Seller or any individual for or on behalf of the Company or any Seller which took place prior to the Closing including, without limitation, all current, pending, Threatened or future Proceedings or disputes relating to or associated with any of the following known actual or potential Proceedings ("Known Proceedings"):

                   (A)  any Employee Litigation;

                   (B)  the Moyne Shire Council;

                   (C)  the company known as "Golden Casket";

                   (D) the ERIC System and/or associated or related matters thereto;

                   (E) the ObiCare System and/or associated or related matters thereto;

                   (F)  any of the Queensland Health District Hospitals;

                   (G) any matter associated with, or resulting from, the US Federal Government Investigation as disclosed in any ManTech International Corporation's filings with the US Securities and Exchange Commission including its Registration Statement on Form S-1 and amendments thereof;

                   (H) any matter associated with, or resulting from, the public reporting by ManTech International Corporation of the financial results of the Company as a discontinued operation;

                   (I)  the entity known as "Melbourne Ports Corporation";

                   (J)  Phillip Reilly;

                   (K)  Paul Rimington;

                   (L)  C31 - employment agency claim;

                   (M)  Corvu Australia Pty Ltd;

                   (N) GEAC's purchase of the Company's local government business;

                   (O) any fact or matter relating to any Local Government Resolutions associated with either Pathway or GEMS;

                   (P) any fact or matter relating to Colin Holgate, his termination from the Company or change of relationship with the Company from an employee to a consultant.

            (vi) any Tax Claim that relates to an act or omission of the Company, or occurrence affecting the Company prior to the Closing Date.

      (b)   For the avoidance of doubt, the indemnification contained in Section
10.01 and any set-off of the Retained Amount shall not include any matters that have resulted from any act or omission of the Purchaser (to the extent that such matter resulted from an act or omission of the Purchaser) based on any fact or circumstance which occurred after the Closing or at its request in writing after the execution of the Agreement including, without limitation the termination and/or redundancy of Prabhu Boppana,

                                            Initialled by Sellers ____        40
                                            Initialled by Purchaser __

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                                                                           Final

Jennifer Dick, Ingrib Glastonbury, David Stanley Hassum, Uma Paranjape, Paul Andrew Ryan, Roger Smith and Sushanta Deb Roy.

      (c)   If any Indemnified Party is entitled to indemnification under this
Section 10.01 for some or a portion of the Loss or liability suffered, incurred or sustained by it but not for the total amount, each Indemnifying Party shall, jointly and severally, indemnify such Indemnified Party for the portion of such Loss or liability as to which the Indemnified Party is so entitled.

      (d) Without in any way limiting any of its other rights or remedies under Section 10.01, Section 10.02 or at law, if the Purchaser is entitled to indemnification under this Section 10.01, it may, in its sole and absolute discretion, set-off and deduct any Loss or liability suffered, incurred or sustained by it from the Retained Amount PROVIDED ALWAYS that it has delivered a Claim Notice (as defined below) to the Indemnifying Party and any of the following has taken place:

            (i) no response is received from the Indemnifying Parties within 10 days from delivery of the Claim Notice;

            (ii) a response is received that the Indemnifying Parties desire to dispute the Claim;

            (iii) either Indemnifying Party has failed to make the Indemnified Party whole in accordance with Section 10.02(c); or

            (iv) either Indemnifying Party or its appointed legal representative is not performing any of its obligations under Section
      10.02 promptly or adequately as determined by such Purchaser in its sole and absolute discretion.

      (e) For the avoidance of doubt, it is not necessary for an Indemnified Party to incur expense or make payment before enforcing a right of indemnity conferred by this Section and in any dispute the onus of disproving that a Claim (as defined below) falls within this Section 10.01 shall be on the Indemnifying Party.

      10.02 Method of Asserting Claims. All claims for indemnification by any Indemnified Party will be asserted and resolved as follows:

      (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 10.01 arises by way of discovery by the Indemnified Party or by way of a third-party asserting or threatening a claim against or seeking to collect a related obligation against such Indemnified Party ("Claim"), the Indemnified Party shall deliver a notice ("Claim Notice") to the Indemnifying Party. Failure by an Indemnified Party to provide a Claim Notice with reasonable promptness of the Indemnified Party receiving notice of a Claim will not prevent the Indemnified Party from so making a claim and being indemnified under this Section 10 provided: (i) that the Indemnifying Party's ability to defend has not been irreparably and substantially prejudiced by such failure of the Indemnified Party; and (ii) that the delay does not result in the delivery of notice after the relevant indemnification period has expired. Upon receipt of a Claim Notice, the Indemnifying Party will notify the Indemnified Party promptly (and in any event within 10 days), whether in the case of a Claim under Section 10.01(a), the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Claim (or in the case where no third party is involved, whether the Indemnifying Party desires at its sole cost and expense, to make the Indemnified Party whole). In the case of a Claim under Section 10.01(b), each Indemnifying Party hereby agrees, at its sole cost and expense, to vigorously defend either the Indemnified Party or the Company (as the case may be) against any Claim and any current, pending or Threatened Proceeding, Employee Litigation or dispute (or in the case where no third party is involved, the Indemnifying Party will, at its sole cost and expense, make the Indemnified Party whole).

      (b) Where an Indemnifying Party defends a Claim, the Indemnifying Party must choose legal representatives satisfactory to the Indemnified Party, at the sole cost and expense of the

                                            Initialled by Sellers ____        41
                                            Initialled by Purchaser __

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                                                                           Final

Indemnifying Party, and must defend such Claim by all appropriate proceedings, which proceedings must be vigorously and diligently prosecuted or defended (as the case may be) by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 10.01). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests, at the sole cost and expense of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Claim controlled by the Indemnifying Party pursuant to this Section, at the Indemnifying Party's sole cost and expense. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of any Claim at any time if it irrevocably waives its right to indemnity under
Section 10.01 with respect to such Claim.

      (c) If the Indemnifying Party desires, or is required, to make the Indemnified Party whole, then the Indemnifying Party shall, within fourteen (14) days of receiving the Claim Notice, make an offer to settle the Claim to the Indemnified Party. The Indemnifying Party shall be liable for the full amount of any Claim plus interest at a commercial rate.

      10.03 Limitations on Liability.

            (a) For the avoidance of doubt, the Parties agree that any claim or claims made by an Indemnified Party pursuant to Section 10.01(a)(iii) and/or
Section 10.01(a)(v) shall not be limited in any way whatsoever including by any period of time or any amount claimed.

            (b) This Section 10.03(b) shall operate to limit the liability of the Indemnifying Parties to claims made by an Indemnified Party pursuant to
Section 10.01(a)(i), Section 10.01(a)(ii), Section 10.01(a)(iv), and/or Section 10.01(a)(vi).

                  (i) An Indemnified Party may only make a claim or claims pursuant to Section 10.01(a)(i), Section 10.01(a)(ii), Section 10.01(a)(iv), and/or Section 10.01(a)(vi) if the aggregate amount of such claim or claims exceeds $25,000, after which time the Indemnified Party shall be entitled, subject to the terms and conditions of this Section, to recover any and all amount of the indemnified claim sought, including that part which is less than $25,000.

                  (ii) The aggregate liability of the Indemnifying Parties pursuant to claims made under Section 10.01(a)(i), Section 10.01(a)(ii),
      Section 10.01(a)(iv), and/or Section 10.01(a)(vi) shall be limited to Five Million Australian Dollars (AU$5,000,000) of which:

                        (A) the aggregate liability of the Indemnifying Parties pursuant to, or associated with Section 10.01(a)(i), Section 10.01(a)(ii) and/or Section 10.01(a)(vi) shall be limited to Four Million Australian Dollars (AU$4,000,000); and

                        (B) the aggregate liability of the Indemnifying Parties pursuant to, or associated with Section 10.01(a)(iv) shall be limited to One Million Australian Dollars (AU$1,000,000).

                  (iii) An Indemnified Party may only make a claim or claims pursuant any of Section 10.01(a)(i), Section 10.01(a)(ii), Section 10.01(a)(iv), and/or Section 10.01(a)(vi) if a Claim Notice is sent by an Indemnified Party to an Indemnifying Party by the corresponding date mentioned below:

                                            Initialled by Sellers ____        42
                                            Initialled by Purchaser __

                                                                           Final

                        (A) Section 10.01(a)(i) and Section 10.01(a)(vi), on or before June 30, 2004;

                        (B) Section 10.01(a)(ii), on or before twenty (20) days after the earlier of receipt by the Purchaser of the 2003 Financial Statements and June 30, 2004; and

                        (C) Section 10.01(a)(iv), on or before twenty (20) days after the earlier of receipt by the Purchaser of the 2003 Tax Assessment and October 31, 2004.

      Section 11. Termination

      11.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

      (a) at any time after February 21, 2003 in the event that Closing has not taken place by that date, by either the Purchaser or either Seller upon written notice to the other; or

      (b) at any time before the Closing, by the Sellers or the Purchaser, in the event (i) of a material breach hereof by any non-terminating party if such non-terminating party fails to cure such breach within seven (7) Business Days following notification thereof by the terminating party or (ii) upon notice to the non-terminating party by the terminating party that the satisfaction of any material condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a material breach hereof by the terminating party (but not otherwise).

      11.02 Effect of Termination. If this Agreement is validly terminated pursuant to Section 11.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of any Seller or the Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that the provisions with respect to the indemnifications in Section 10, expenses in Section 12.02, and confidentiality in Section 12.12 shall continue to apply following any such termination.

      Section 11A Non-Competition

      11A.01 Definitions. For the purpose of this Section 11A, the following definitions shall have the following meaning:

"Business" means the business conducted by the Company as at the date of this Agreement and during the preceding calender year.

"Restrained Business" means a business or operation substantially similar to, or competitive with, the Business as at Closing.

"Restraint Area" means each of the following:

(a)   Australia and New Zealand;

(b)   Australia;

(c) Queensland, New South Wales, Victoria and the Australian Capital Territory; and

(d)   Victoria.

"Restraint Period" means each of the following periods:

                                            Initialled by Sellers ____        43
                                            Initialled by Purchaser __

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                                                                           Final

(a)   from Closing until twenty-four (24) months after Closing;

(b)   from Closing until eighteen months (18) months after Closing;

(c)   from Closing until twelve (12) months after Closing;

(d)   from Closing until nine (9) months after Closing;

(e)   from Closing until six (6) months after Closing.

      11A.02 Non-Competition Undertaking. With the exception of the subsequent sentence, neither Seller shall, and each Seller shall procure its Affiliates not to, during any of the Restraint Periods and within any of the Restraint Areas conduct, carry on or promote (whether on its own account, in partnership, in joint venture or as employee or agent of or manager for any other person) any Restrained Business. Nothwithstanding the preceding sentence, the Sellers and their Affiliates shall be entitled to acquire companies and/or businesses (a "Target") during the Restraint Periods, within the Restraint Areas which conducts, carries on or promotes a Restrained Business, PROVIDED ALWAYS that the core business of any such Target is not any Restrained Business.

      11A.03 Further Undertakings. During any Restraint Period and within any Restraint Area, the Sellers must not, and must make sure that each of its Affiliates does not:

      (a) secure or seek to attract the custom of any person who is at Closing, a customer of the Company provided that such customer was not an existing customer of either Seller at Closing;

      (b) represent itself as being in any way connected with or associated with the Company (except as the prior owner of the Equity Interest) or any business carried on by the Company;

      (c) use a name which is similar to the present name of the Company or use any of the Intellectual Property or the Intellectual Property;

      (d)   disclose or use to its advantage or the disadvantage of the
Purchaser: (i) the name of any customer of the Company or of the Sellers in connection with the Company; (ii) any of the IP; or (iii) any of the trade secrets, secret or confidential operations, processes or dealings of, or any confidential information relating to, the Company or its organisation, finances, transactions or affairs;

      (e) seek to engage or engage the services of any person who is or becomes an employee of or service provider to the Company.

      11A.03 Restraints Cumulative. Each of the restraints in Section 11A.01 and
Section 11A.02 resulting from the various combinations of the Restraint Periods and the Restraint Areas is a separate, severable and independent restraint and the invalidity or unenforceability of any of such restraints does not affect the validity or enforceability of any of the other restraints in those sections.

      11A.04 Restraints Reasonable. The Sellers acknowledge that each of the restraints in Section 11A.01 and Section 11A.02 is reasonable in its extent (as to duration, geographical area and restrained conduct) having regard to the interests of each party to this Agreement and goes no further than is reasonably necessary to protect the Purchaser as buyer of the Equity Interest in respect of the goodwill of the Company and the Business.

      Section 12. Miscellaneous

      12.01 Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and by by fed ex, courier or fax to each party as follows:

                                            Initialled by Sellers ____        44
                                            Initialled by Purchaser __

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                                                                           Final

            If to the Sellers, to:
            ManTech International Corporation
            12015 Lee Jackson Highway, Fairfax, Virginia
            United States of America 22033-3300
            Telephone No.: 703-218-6099
            Facsimile No.: 703-218-8398
            Attention: General Counsel

            If to the Company, to:
            Praxa Limited
            147 Eastern Road
            South Melbourne
            Victoria 3205
            Attn: The Board of Directors
            Telephone No.: 61 3 9690 3811
            Facsimile No.: 61 3 9699 1506

            If to the Purchaser, to:
            CDC Australia Limited
            34/F Citicorp Centre
            18 Whitfield Road
            Causeway Bay, Hong Kong
            Telephone No.: (852) 2893-8200
            Facsimile No.: (852) 2237-7227
            Attn: Company Secretary

      All such notices, requests, demands, consents, instructions or other communications shall be effective: (a) when sent by Federal Express or other overnight service of recognized standing, on the second business day following the deposit with such service; and (b) when faxed, upon confirmation of receipt regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

      12.02 Expenses. Each of Sellers (and not the Company) shall pay for each of their costs and expenses relating to the negotiation, execution and closing of this Agreement and the transactions contemplated hereby. The costs and expenses of the Purchaser relating to the negotiation, execution and closing of this Agreement and the transactions contemplated hereby shall be paid by the Company after the Closing up to an amount of One Hundred Thousand Australian Dollars (AU$100,000).

      12.03 Public Announcements. Subject to the subsequent sentences, at all times at or before the Closing, each Seller, the Company and the Purchaser shall not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company provides services or with whom the Company otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, which consent shall not be unreasonably withheld. If any party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law or by any Court of competent jurisdiction or governmental or regulatory body in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof.

                                            Initialled by Sellers ____        45
                                            Initialled by Purchaser __

                                                                           Final

      12.04 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

      12.05 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

      12.06 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 10.

      12.07 Assignment; Binding Effect. Subject always to the subsequent sentence, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments and transfers by operation of Law. At any time after the execution of this Agreement, the Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Section 10) provided that, each such assignee agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

      12.08 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby: (a) such provision will be fully severable; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (c) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      12.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Victoria, Australia without giving effect to the conflicts of laws principles thereof.

      12.10 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought against any of the parties in the courts of Victoria, Australia and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. For purposes of this Agreement, process in any such suit, action or proceeding in any such courts may be served on the parties hereto anywhere in the world.

      12.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      12.12 Confidentiality. Each party hereto will hold, and will use its reasonable endeavors to cause its Affiliates to hold, in strict confidence from any Person (other than any such Affiliate, unless: (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions

                                            Initialled by Sellers ____        46
                                            Initialled by Purchaser __

                                                                           Final

contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law; or (ii) disclosed in any action, suit, proceeding, inquiry, investigation either before or brought by Governmental or Regulatory Authority or otherwise, brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party in connection with this Agreement or the transactions contemplated hereby, including, without limitation, the terms and conditions of this Agreement except to the extent that such documents or information can be shown to have been: (a) previously known by the party receiving such documents or information; (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party; or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto shall, and shall cause its Affiliates to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information.

      12.13 Exercise of Rights. A party may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by a party does not prevent a further exercise of that or of any other right, power or remedy. Failure by a party to exercise or delay in exercising a right, power or remedy does not prevent its exercise. The rights, powers and remedies provided in this Agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this Agreement.

      12.14 [Intentionally left blank]

      12.15 Further Assurances. Each party agrees, at its own expense, on the request of any other party, to do everything reasonably necessary to give effect to this Agreement and the transactions contemplated by it (including, without limitation, the execution of documents) and to use all reasonable endeavours to cause relevant third parties to do likewise.

      12.16 Rule of Construction. As each of the parties has reviewed this Agreement and has had the opportunity to make revisions, the parties agree that any rule of construction to the effect that any ambiguities are to be construed against the drafting party shall not apply in the interpretation of this Agreement or any of the Transaction Documents.

                                            Initialled by Sellers ____        47
                                            Initialled by Purchaser __

                                                                           Final

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto, and shall be effective as of the date first above written

Signed, sealed and delivered by          )
MANTECH INTERNATIONAL CORPORATION        )

    /s/ George J. Pedersen
-------------------------------------------
Signature of authorised person

Chairman of the Board, CEO and President
-------------------------------------------
Office held

George J. Pedersen
-------------------------------------------
Name of authorised person

Signed, sealed and delivered by          )
MANTECH AUSTRALIA INTERNATIONAL INC.     )

    /s/ George J. Pedersen
-------------------------------------------
Signature of authorised person

President and Director
-------------------------------------------
Office held

George J. Pedersen
-------------------------------------------
Name of authorised person

Signed, sealed and delivered by CDC AUSTRALIA LIMITED)

    /s/ Peter H. Yip
-------------------------------------------
Signature of authorised person

Authorized Officer
-------------------------------------------
Office held

Peter H. Yip
-------------------------------------------
Name of authorised person

                                            Initialled by Sellers ____        48
                                            Initialled by Purchaser __

                                                                           Final

The Common Seal of PRAXA LIMITED is affixed )
in accordance with its Constitution in the  )
presence of                                 )

      /s/ George J. Pedersen                    /s/ Richard J. MacKenzie
------------------------------------------   -----------------------------------
Signature of authorised person               Signature of authorised person

Director                                     Secretary / Secretary
------------------------------------------   -----------------------------------
Office held                                  Office held

George J. Pedersen                           Richard J. MacKenzie
------------------------------------------   -----------------------------------
Name of authorised person                    Name of authorised person

                                            Initialled by Sellers ____        49
                                            Initialled by Purchaser __

                                                                           Final

                                  EXHIBIT 2.05
    EXAMPLES OF THE CALCULATION OF THE CONSIDERATION ADJUSTMENT AS SET OUT IN
                                  SECTION 2.05

Shortage Scenario:

The Actual EBITDA is $3,100,000, which means that the Adjusted Consideration is $9,312,400 (3,100,000 x PE of 3.004). The Total Consideration is greater than the Adjusted Consideration by $1,687,600 ($11,000,000 - $9,312,400). The
$1,687,600 Shortage is subject to a ten percent (10%) reduction, which means that the Purchaser is entitled to remove an amount equal to $1,518,840 ($1,687,600 x .9) from the Retained Amount.

Overage Scenario:

The Actual EBITDA is $3,900,000, which means that the Adjusted Consideration is $11,715,600 (3,900,000 x PE of 3.004). The Total Consideration is less than the Adjusted Consideration by $715,600 ($11,715,600 - $11,000,000). The $715,600
Overage is subject to a ten percent (10%) reduction, which means that the Sellers shall be entitled to a $644,040 ($715,600 x .9) credit against a Purchaser's claim or claims for offset from the Retained Amount.

                                            Initialled by Sellers ____        50
                                            Initialled by Purchaser __

                                                                           Final

                                 EXHIBIT 7.03(a)
                         COMPANY SECRETARY'S CERTIFICATE
                         PRAXA LIMITED (ACN 006 126 496)

      We, Richard James MacKenzie and Stephen Thomas Catanzarita, dual company Secretaries of PRAXA LIMITED (ACN 006 126 496), a corporation organized and existing under the laws of Victoria, Australia (the "Company") and having a registered address of 90 Jolimont Street East Melbourne, Victoria, pursuant to
Section 7.03(a) of the Share Purchase Agreement dated as of __________ (the "Share Purchase Agreement") by and among [ ], (the "Purchaser") the Company and the Sellers named therein, do hereby certify on behalf of the Company as follows:

(1) Attached hereto as Exhibit A is a true, complete and correct copy of the Memorandum and Articles of Association of the Company and all amendments thereto (as so amended, the "Constitution"), and no amendment to the Constitution has been authorized or become effective since the date of the last such amendment, no amendment of other document relating to or affecting the Articles of Association has been filed with the Australian Securities and Investment Commission ("ASIC") since such date and no action has been taken by the Company, its equity holders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company.

(2) Attached hereto as Exhibit B is a true, complete and correct copy of the resolutions adopted by the Board of Directors of the Company with respect to the Share Purchase Agreement and the transactions contemplated thereby, which resolutions were duly and validly adopted by a meeting of the Board of Directors of the Company on [_______________]. All such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by the Board of Directors of the Company or any committee thereof relating to the Share Purchase Agreement and the transactions contemplated thereby.

(3) Each of the following named individuals is a duly elected or appointed, qualified and acting officer of the Company who holds, and at all times since date of execution of Share Purchase Agreement has held, the offices set opposite such individual's name, and the signature written opposite the name and title of such officer is such officer's genuine signature:

Richard James MacKenzie         Secretary      ____________________________

Stephen Thomas Catanzarita      Secretary      ____________________________

John Augustus Moore Junior      Director       ____________________________

Eugene Carmen Renzi             Director       ____________________________

George John Pedersen            Director       ____________________________

Richard James Mackenzie         Director       ____________________________

Colin Victor Holgate            Director       ____________________________

                                            Initialled by Sellers ____        51
                                            Initialled by Purchaser __

                                                                           Final

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed on
its behalf by the undersigned on and as of [     ], 2002.

PRAXA LIMITED (ACN 006 126 496).

By: ____________________________
Name: Richard James MacKenzie
Title: Secretary

By: ____________________________
Name: Stephen Thomas Catanzarita
Title: Secretary

      I, George John Pedersen, Director of the Company, DO HEREBY CERTIFY on behalf of the Company that Richard James MacKenzie and Stephen Thomas Catanzarita are the duly elected or appointed, qualified and acting Secretaries of the Company, and the signatures set forth above are the genuine signatures of such officers.

By: __________________________
    Name: George John Pedersen
    Title: Director

                                            Initialled by Sellers ____        52
                                            Initialled by Purchaser __

                                                                           Final

                                 EXHIBIT 7.03(B)
                          DIRECTOR'S CERTIFICATE - [ ]
                         PRAXA LIMITED (ACN 006 126 496)

      I, [     ], Director of PRAXA LIMITED (ACN 006 126 496), a corporation organized and existing under the laws of Victoria, Australia (the "Company"), pursuant to Section 7.03 of the Share Purchase Agreement dated as of December 31, 2002 (the "Share Purchase Agreement") by and among the Purchaser, the Company and the Sellers named therein, do hereby certify on behalf of the Company as follows:

(1) Each of the representations and warranties made by the Company in the Share Purchase Agreement is true and correct in all material respects on and as of the Closing Date

(2) Each of the agreements, covenants and obligations required by the Share Purchase Agreement to be performed or complied with by the Company at or before the Closing has been duly performed or complied with in all material respects.

      IN WITNESS WHEREOF, the Company has caused this Certificate to be executed
on behalf by the undersigned on and as of [     ], 2002.

PRAXA LIMITED (ACN 006 126 496)


By: _________________________________
    Name:  [         ]
    Title: Director

                                            Initialled by Sellers ____        53
                                            Initialled by Purchaser __

                                                                           Final

                                  EXHIBIT 7.05
                FORM OF OPINION OF COMPANY'S AND SELLER'S COUNSEL

[Date]

By Hand

[Names of Purchaser]
c/o 34/F Citicorp Centre
18 Whitfield Road
Causeway Bay
Hong Kong

Attn: Melinda Harrison

Dear Sir,

Re : Sale and Purchase of Equity Interest in PRAXA LIMITED, ACN 006 126 496 (the "Company") to [Name of Purchaser] (the "Purchaser")

We are solicitors qualified to practise in the State of Victoria, Australia ("Victoria") and have been requested by our client, the Company, to issue this opinion to you in connection with a share purchase agreement ("Agreement") dated [o] between the Purchaser, the Company, ManTech Australia International, Inc. ("MAII") and ManTech International Corporation ("MIC") (MAII and MIC are collectively known herein as the "Sellers");

A. For the purpose of rendering this opinion, we have examined originals/copies of:-

the executed Agreement dated December 31, 2002;

the Constitution of the Company;

Results of company search at ASIC against the Company made on December 31, 2002 and on Closing (as defined in the Share Purchase Agreement); and

Winding-up and bankruptcy searches against the Company and the Sellers made on Closing (as defined in the Share Purchase Agreement).

B. Our opinion is based on the following assumptions:

The genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; and documents examined by us in draft form will be or have been executed in that form;

The due capacity, power and authority of each of the directors and shareholders of the Company to enter into any directors and shareholders' resolutions respectively and the due execution of such directors and shareholders' resolutions;

The directors' and shareholders' resolutions of the Company remain in full force and effect and have not been rescinded, superseded or amended and that all filings by the Company required to be made with

                                            Initialled by Sellers ____        54
                                            Initialled by Purchaser __

                                                                           Final

ASIC have been so made within statutory time limits;

C. Based upon the foregoing, we are of the opinion that:

The Company is duly incorporated with limited liability and validly existing under the laws of Victoria, Australia, is a separate legal entity, is capable of suing and being sued and has the power and authority to own its assets and conduct its business in accordance with its Constitution.

The Company has full power and authority under its Constitution to enter into, execute the Agreement.

The execution and delivery of the Agreement by the Company does not conflict with or result in a breach of any of the terms or provisions of the Constitution of the Company.

The directors of the Company are as follows: [ ].

The Shareholders of the Company are as follows: [ ].

Based on the searches referred to above, no petition for the winding up/bankruptcy against the Company or any of the Sellers has been presented in Victoria, Australia as at the date of the searches.

Resolutions of the board of directors and/or shareholders of the Company concerning the execution and delivery of the Agreement have been validly passed in accordance with its Constitution.

D. Our opinion is rendered subject to the following qualifications:

We express no opinion other than the effect of Victorian law on the Agreement or otherwise as in force at the date hereof. We are not qualified to, and we do not, express an opinion on the laws of any other jurisdiction.

Claims under the Agreement may become barred under the laws relating to limitation of actions in Victoria, or may become subject to defences or set-off or counterclaims and equitable remedies such as injunctions and orders for specific performance, are discretionary and will not be granted automatically by a Victoria court.

Our opinion is issued solely for your benefit and is not to be made available to, or relied upon by, any other person, firm or entity.

Yours faithfully,

[  ]
Solicitor

                                            Initialled by Sellers ____        55
                                            Initialled by Purchaser __

                                                                           Final

                  ATTACHMENT A - FORM OF CONSULTANCY AGREEMENT

See attached.

                                            Initialled by Sellers ____        56
                                            Initialled by Purchaser __

                              CONSULTING AGREEMENT

      This Consulting Agreement (the "Agreement") is dated January , 2003, by and between PRAXA LIMITED A.C.N. 006 126 496, the registered office of which is situated at 147 Eastern Road, South Melbourne, Victoria, Australia (the "Company") and COLIN VICTOR HOLGATE of 7 Troon Place, Pymble, New South Wales (the "Consultant")

                                    RECITALS

      A. The Company desires to obtain the services of Consultant, on its own behalf and on behalf of all existing and future Affiliated Companies (as defined) and Consultant desires to secure consulting services from the Company upon the terms and conditions set forth herein.

      B. The Company has executed various previous agreements with the Consultant including, without limitation, the services agreement dated [ ], the variation agreement dated August 2, 2002 and the unexecuted Share Option Agreement (the "Old Employment Agreements").

      C. The parties hereto agree that the Old Employment Agreements are hereby terminated and the Consultant has agreed to execute the Settlement Deed and Release in the form attached as Attachment A.

      NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1.    DEFINITIONS.

      "$" shall mean the Australian currency, unless otherwise specifically provided.

      "Affiliated Companies" shall mean any corporation or other business entity or entities that directly or indirectly controls, is controlled by, or is under common control with the Company after the Closing as defined in the Share Purchase Agreement and "Affiliated Company" shall have a corresponding meaning.

      "Board" shall mean the board of directors of the Company.

      "Business" means the business conducted by the Company as at the date of this Agreement and during the preceding calender year.

      "Group CEO" shall mean Peter Yip or his designated successor.

      "Restraint Area" means each of the following: (i) Australia; (ii) Queensland, New South Wales, Victoria and the Australian Capital Territory; and
(iii) Victoria.

      "Restrained Business" means a business or operation substantially similar to, or competitive with, the Business.

      "Restraint Period" means each of the following periods: (i) three (3) months from the expiry of the Consultancy Period or termination in accordance with Section 5; and (ii) one (1) month from the expiry of the Consultancy Period or termination in accordance with Section 5.

      "Settlement Sum" shall have the meaning given under the Settlement Deed and Release.

      "Settlement Deed and Release" shall mean the Settlement Deed and Release dated the date of this Agreement by and between the Company, Consultant and ManTech International Corporation.

      "Share Purchase Agreement" shall mean the agreement dated December 31, 2002 by and among CDC Australia Limited, ManTech International Corporation, ManTech Australia International Inc and the Company relating to the sale and purchase of the Company.

2.    CONSULTING PERIOD AND TERMINATION OF OLD EMPLOYMENT AGREEMENTS.

      (a) BASIC TERM. The Company hereby agrees to retain the Consultant and Consultant agrees to render to the Company those services described in Section 3 for the period commencing on the date of this Agreement and ending six (6) months thereafter (the "Consulting Period"). The parties may agree to an extension (or extensions) of the Consulting Period prior to the expiration of the Consulting Period (or prior extended period, as the case may be) in writing in which case the Consulting Period shall continue for such extended period(s) (each an "Extended Period").

      (b) TERMINATION OF OLD EMPLOYMENT AGREEMENTS. The Company and the Consultant agree that this Agreement shall supersede and replace all of the Old Employment Agreements and that each of the Old Employment Agreements is hereby and forever terminated. In consideration of the Company offering this Agreement and the payment of the Settlement Sum, the Consultant agrees to execute the Settlement Deed and General Release.

3.    SERVICES, RESPONSIBILITIES AND AUTHORITY.

      (a) SERVICES. Consultant hereby agrees to provide and perform for the Company those services set forth in Schedule A and such other services for either the Company or any Affiliated Companies as the Board or Group CEO shall designate from time to time (the "Services").

      (b) BEST EFFORTS. Consultant shall devote his best efforts to the performance of the Services and hereby agrees to devote, unless otherwise requested in writing by the Company, a minimum of forty-five (45) hours of service per week. Consultant shall keep the Board fully informed (in writing if requested by the Board) of the progress of any matter that is within the scope of the Services.

      (c) TITLE AND REPORTING. The title of Consultant shall be Chief Executive Officer and Consultant shall be required to report to both the Board and to the Group CEO, unless otherwise determined by the Group CEO from time to time.

      (d) LOCATION. The Consultant shall be based initially in Sydney, Australia. The Board or the Group CEO may require the Consultant to be based at another location within Australia at any time during the Consultancy Period. In the performance of the Services, the Consultant may be required to undertake national or international travel at the request of the Group CEO. Such travel will be in accordance with the travel policies of the Affiliated Company's travel policies, as they may be amended from time to time during the course of this Agreement.

4.    PROFESSIONAL FEE, BONUS, TAXES, BENEFITS AND EXPENSES.

      (a) PROFESSIONAL FEE. In consideration of the Services to be rendered hereunder, including, without limitation, services to any Affiliated Company, Consultant shall be paid a professional fee of AU$[ ] per month ("Professional Fee"). The Professional Fee shall be payable in accordance with the usual practice of the Company as at the date hereof which may be amended from time to time by the Company during the course of this Agreement. The Company will not be obliged to increase the Professional Fee at any time during the Consultancy Period.

      (b) BONUS. In consideration for the Services to be rendered hereunder and only upon the obtaining by the Company of the targets set out in Schedule B (the "Targets"), a bonus shall be payable to Consultant in accordance with Schedule B ("Bonus"). Whether or not the Targets are established, shall be determined by the Board in its sole and absolute discretion. The Company will not be obliged to increase the Bonus at any time during the Consultancy Period.

      (c) TAXES ETC. There shall be no withholdings from either the Professional Fee or the Bonus. The Consultant shall be solely responsible, and liable, for all social security, income tax, superannuation, any required insurance including without limitation, professional indemnity and other state and federal taxes or assessments. The Consultant hereby warrants to the Company, and indemnifies the Company against, Consultant's non-payment of any and all social security, income tax, superannuation, any required insurance including without limitation, professional indemnity and other state and federal taxes or assessments.

      (d) BENEFITS. Other than the Professional Fee and the Bonus, Consultant shall not be entitled to any direct or indirect compensation or fringe benefits for services performed hereunder, nor shall Consultant be eligible to participate in any employee benefit plans provided by the Company or any Affiliated Company to its employees.

      (e) EXPENSES. Upon the prior written approval of the Board or the Group CEO, the Company shall reimburse Consultant for reasonable travel and other business expenses incurred by Consultant in the performance of his duties hereunder in accordance with the Affiliated Company's general policies, as they may be amended from time to time during the course of this Agreement. Consultant shall submit for reimbursement to the Company for expenses as incurred incidental to the services performed, referencing all travel and expenses incurred with appropriate purchase orders and receipts.

5.    TERMINATION/SUSPENSION OF CONSULTING RELATIONSHIP.

      (a) BY DEATH. In the event of Consultant's death during the Consulting Period, this Agreement shall be deemed to have terminated on the last day of the calendar month during which Consultant's death shall occur, and the Company shall: (i) pay to the Consultant's estate, in full discharge of its obligations hereunder, compensation for Consultant's services performed up to the termination of this Agreement; and (ii) reimburse Consultant's estate for any expenses properly incurred prior to the termination of this Agreement. Thereafter, the Company's obligations hereunder shall terminate.

      (b) BY DISABILITY. In the event Consultant is unable to perform the normal duties by reason of disability, then at the sole discretion of the Group CEO or the Board, this Agreement may be treated as having been terminated on the last day of the calendar month during which Consultant shall have become disabled, and the Company shall: (i) pay to the Consultant's estate, in full discharge of its obligations hereunder, compensation for Consultant's services up to the termination of this Agreement; and (ii) reimburse Consultant's estate for any expenses properly incurred prior to the termination of this Agreement. Thereafter, the Company's obligations hereunder shall terminate. For purposes of this section, "disability" shall mean the inability of Consultant to perform the normal duties under this Agreement for a fifteen (15) consecutive day period due to illness, injury, incapacity or other disability, either physical or mental. If required by either party, a physician appointed by the Company shall determine whether Consultant is so disabled.

      (c) BY THE COMPANY FOR CAUSE. The Company may terminate, without liability, this Agreement for Cause (as defined below) at any time during the Consultancy Period or any Extended Period immediately and without notice. The Company shall pay Consultant the Professional Fee and Bonus to which he is entitled pursuant to Section 4 through the date of termination and thereafter the Company's obligations hereunder shall terminate. For the avoidance of doubt, no Bonus will be payable unless the Targets have been achieved and the relevant time periods have past prior to the Termination.

Termination shall be for "Cause" if:

            (i) Consultant is convicted of, pleads guilty to or does not contest a felony or a crime of moral turpitude;

            (ii) Consultant wilfully disobeys reasonable and lawful instructions of the Board or Group CEO as determined by the Group CEO or the Board as the case may be;

            (iii) Group CEO or the Board determines in good faith that Consultant has been grossly negligent or acted dishonestly;

            (iv) Group CEO or the Board makes a good faith determination that Consultant has failed to perform the Services and such failure continues after Consultant has been warned in writing that such non-performance is unacceptable; or

            (v) Consultant has, in the opinion of the Group CEO or the Board, breached any term of this Agreement and such breach continues after Consultant is afforded a reasonable opportunity to cure such breach.

      (d) AT WILL. At any time after the Consultancy Period and if , either the Company or Consultant may terminate, without liability, this Agreement for any reason, with or without cause, by giving one (1) month advance written notice to the other party. Upon the termination of this Agreement in accordance with this Section 5(d), the Company shall pay Consultant the Professional Fee and Bonus to which he is entitled pursuant to Section 4 for services rendered through the date of termination, and thereafter all obligations of the Company shall terminate.

      (e) SUSPENSION. If Consultant is indicted or otherwise formally charged with a felony or a crime of moral turpitude, the Board or Group CEO may, upon immediate written notice, suspend the rendering of Consultant's services to the Company. Thereafter, the Professional Fee payment, if any, to which Consultant otherwise would be entitled under this Agreement shall be paid into an interest-bearing account. In the event that Consultant is acquitted of such charges or such charges shall otherwise be dismissed, Consultant shall be reinstated as a consultant and the Professional Fee paid into the account, shall be paid to Consultant. In the event Consultant is convicted, plead guilty or no contest to such charges and this Agreement is terminated, the professional fee paid into an interest-bearing account plus accrued interest, shall be paid over to the Company. For the purposes of this Agreement, this Agreement shall be deemed to have terminated as of the date of suspension.

6.    TERMINATION OBLIGATIONS.

      (a) Consultant hereby acknowledges and agrees that all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, Proprietary Information (as defined below), and equipment furnished to or prepared by Consultant in the course of or incidental to his rendering of services to the Company, including, without limitation, records and any other materials, belong to the Company and shall be promptly returned to the Company upon termination of the Consulting Period or Extended Period if such extended period is agreed in accordance Section 2. Following termination, the Consultant will not retain any written or other tangible material containing any Proprietary Information.

      (b) The representations and warranties contained herein and Consultant's obligations under Sections 4, 6, 6A, 7 and 8 shall survive termination of the Consulting Period and any Extended Periods.

6A.   NON COMPETE.

      (a) Non-Competition Undertaking. The Consultant shall not during any of the Restraint Periods and within any of the Restraint Areas conduct, carry on or promote (whether on his own account, in partnership, in joint venture or as employee or agent of or manager for any other person) any Restrained Business. During any Restraint Period and within any Restraint Area, the Consultant must not secure or seek to attract the custom of any person who is a customer of the Company or seek to engage or engage the services of any person who is or becomes an employee of, contractor to or service provider to the Company.

      (b) Restraints Cumulative. Each of the restraints in Section 6A(a) resulting from the various combinations of the Restraint Periods and the Restraint Areas is a separate, severable and independent restraint and the invalidity or unenforceability of any of such restraints does not affect the validity or enforceability of any of the other restraints in that section.

      (c) Restraints Reasonable. The Consultant acknowledges that each of the restraints in Section 6A(a) are reasonable in its extent (as to duration, geographical area and restrained conduct) and that his experience, capabilities and circumstances are such that the section will not prevent Consultant from earning a livelihood and that the limitations set forth are required for the adequate protection of the Company.

7.    PROPRIETARY INFORMATION.

      (a) DEFINED. "Proprietary Information" is all information and any idea in whatever form, tangible or intangible, pertaining in any manner to the business of the Company or any Affiliated Company, or to its clients, consultants, or business associates, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in Consultant's possession or part of his general knowledge prior to the Consulting Period exclusive of knowledge acquired as part of Consultant's prior employment with the Company; or (iii) the information is disclosed to Consultant without confidential or proprietary restrictions by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company.

      (b) GENERAL RESTRICTIONS ON USE. Consultant agrees to hold all Proprietary Information in strict confidence and trust for the sole benefit of the Company and not to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from Company's premises any Proprietary Information (or remove from the premises any other property of the Company), except (i) during the Consulting Period or any Extended Period(s) to the extent necessary to carry out Consultant's responsibilities under this

Agreement, and (ii) after termination of the Consulting Period or any Extended Period(s) as specifically authorized in writing by the Board.

8.    DISCLOSURE.

      Consultant shall disclose promptly to the Company all new discoveries, ideas, formulae, products, methods, processes, designs, trade secrets, copyrightable material, patentable inventions, or other useful technical information or know-how and all improvements, modifications or alterations of existing discoveries made, discovered, or developed by Consultant, either alone or in conjunction with any other person during the Consulting Period or any Extended Period(s), or using the Company's materials or facilities, which discoveries or developments are based on, derived from, or make use of any information directly related to the business disclosed to, or otherwise acquired by, Consultant from the Company during the Consulting Period or any Extended Period(s). Consultant agrees that any copyright, patent, trademark, or other proprietary rights in any such discoveries shall be the sole and exclusive property of the Company, and the Company needs not account to Consultant for any revenue or profit derived therefrom. If by operation of law or otherwise, any or all of the items of this section or any component or element thereof, is considered to be the intellectual property right of Consultant, Consultant hereby agrees to irrevocably assign to the Company, its successor and assigns, ownership of all copyrights and all other intellectual property rights available with respect to each such element or item. Consultant shall be deemed to have granted the Company an irrevocable power of attorney to execute as Consultant's agent any and all documents (including copyright registrations) deemed necessary by the Company to perfect Company's intellectual property rights in and to each of the items in this section.

9.    INDEPENDENT CONTRACTOR RELATIONSHIP.

      (a) NATURE OF RELATIONSHIP. In performing the Services pursuant to this Agreement, Consultant's relationship with the Company will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or Company-employee relationship. Consultant acknowledges and agrees that neither Consultant nor any person associated with Consultant shall be entitled to receive or otherwise participate in any employee benefits of any nature which the Company provides or makes available to any of its employees.

      (b) TAXES AND RECORDS. Consultant agrees that it will be solely responsible for, and will file and pay on a timely basis, all withholding and other taxes required by federal, state or local law with respect to Consultant's performance of the Services.

10.   NO CONFLICT OF INTEREST.

      Consultant agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation, inconsistent or incompatible with Consultant's obligations under this Agreement or the scope of services rendered for Company. Consultant warrants that to the best of his knowledge, there is no other contract or duty on his part now in existence inconsistent with this Agreement. Consultant further agrees not to disclose to the Company, or bring onto the Company's premises, or induce the Company to use any confidential information that belongs to anyone other than the Company or Consultant. Consultant agrees to indemnify the Company from any and all loss or liability incurred by reason of the alleged breach by Consultant of any confidentiality or services agreement with anyone other than the Company.

11.   ASSIGNMENT, SUCCESSORS AND ASSIGNS.

      Consultant agrees that he will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Consultant's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any Affiliated Company. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

12.   NOTICES.

      All such notices and communications shall be effective (a) when sent by Fedex or other overnight service of recognized standing, on the second business day following the deposit with such service; and (b) when faxed, upon confirmation of receipt. Consultant shall be obligated to notify the Company in writing of any change in his address. Notice of change of address shall be effective only when done in accordance with this Section. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed or delivered via courier to each party as follows:

If to the Company, to:
Praxa Limited
147 Eastern Road
South Melbourne
Victoria 3205
Attn: The Board of Directors
Fax: 61 3 9699 1506

If to the Consultant, to:
Colin Holgate
7 Troon Place
Pymble
New South Wales
Fax: [confirm]

Notice of change of address shall be effective only when done in accordance with this Section.

13.   ENTIRE AGREEMENT.

      The terms of this Agreement are intended by the parties to be the full and final expression of their agreement with respect to the retention of Consultant by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement. This Agreement fully supersedes any prior oral or written consulting or other agreements between the Consultant and the Company.

14.   AMENDMENTS AND WAIVERS.

      This Agreement may not be modified or amended, except by an instrument in writing, signed by the Consultant and by a duly authorized representative of the Company. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

15.   GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the law of the Hong Kong Special Administrative Region, China. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought by any of the parties in the courts of Hong Kong Special Administration Region, and each of the parties hereby consent to the exclusive jurisdiction of such courts in any such suit, action or proceeding and waives any objection to venue laid therein.

16.   ACKNOWLEDGMENT.

      The parties acknowledge that (i) they have had the opportunity to consult counsel in regard to this Agreement if they so desire; (ii) they have read and understand the Agreement and they are fully aware of its legal effect; and (iii) they are entering into this Agreement freely and voluntarily, and based on each party's own judgment and not on any representations or promises made by the other party, other than those contained in this Agreement.

17.   INVALID PROVISIONS.

      If any provisions of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, such provision will be fully severable and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provisions or by its severance herefrom. In lieu of such illegal, invalid or unenforceable provision, there will be add automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto, and shall be effective as of the date first above written

The Common Seal of PRAXA LIMITED is affixed     )
in accordance with its Constitution in the      )
presence of                                     )

________________________________________________
Signature of authorised person
Office held:
Name of authorised person:

________________________________________________
Signature of authorised person
Office held:
Name of authorised person:

Signed, sealed and delivered by COLIN HOLGATE

________________________________________________

                              SCHEDULE A - SERVICES

The services of Consultant shall include, but not be limited to, the following:

-     Performing the duties under this Agreement.

-     Complying with the terms and conditions of this Agreement.

- Acting in the best interests of the Company and the Affiliated Companies, including upholding Consultant's duty of care and fiduciary duty to the Company and the Affiliated Companies.

- Cooperating with the Company in the completion or transfer of Consultant's previous duties and responsibilities in the Company or Affiliated Companies to other employees.

- Notwithstanding the fact that such obligations shall be principally rendered outside of Hong Kong, Consultant shall 1) provide weekly reports to the CEO and CFO of the Company; and 2) attend meetings either in person or via teleconferencing with the Company's management team or any other third parties as deemed necessary.

- Sourcing and meeting with potential business partners and look for business opportunities for the Company including mergers and acquisitions

- Providing timely feedback to instructions and requests from managers of the Company.

- Complying with Company's applicable rules and regulations, as may be amended from time to time.

- Responsible for the overall health and performance of the Company and each of the groups and/or practices on a variety of metrics including client development, recruiting, staff development, retention, total revenues, gross revenues, revenue growth, revenue/capita, profitability, employee turn-over, chargeability, utilization, etc

- Establishing long-term corporate objectives and promoting and assuring full adoption and adherence to all chinadotcom corporate policies.

- Responsibility for aligning your staff with the chinadotcom company-wide philosophy, strategy, and operating models (including strategy, operations, systems) and working with the existing staff as best as possible to achieve the basic goals of controlled, sustainable growth, professional development, and healthy net profitability for the Company.

- Responsibility for building up the core competencies of each of the employees and consultants.

- Responsibility for overall financial and corporate administration of the business you manage including the approval of all major purchases and capital expenditures.

- Responsibility for servicing key clients of Praxa as needed and for maintaining contact with senior personnel in client.

- Responsibility for supervising all managers under your direction and providing direction and assistance as required to senior managers and /or other employees.

- Conducting executive performance reviews and overall responsibility for the successful completion of all employee salary reviews.

- Interviewing applicants for senior positions and making final decisions on all offers of employment.

- Making final decisions on client contracts and providing final arbitration on billing to clients.

- Allowing sufficient time for new business activities, signing all important new business correspondence, and attending new business presentations (but not necessarily all contacts).

- Maintaining the appropriate corporate image in the community and being publicity conscious. Playing the role of "new business ambassador."

- Position yourself as a recognized thought leader in your industry group across your geographic jurisdiction.

- Lead routine industry group gatherings, WIP meetings, conference calls and other forms of collaboration. Look for opportunities to cross-fertilize best practices across the chinadotcom network.

- Establish senior executive contacts and long lasting relationships at high-potential clients and prospects and actively manage relationships with senior executives of our key accounts.

- Be accountable and assure account profitability, on-time delivery, quality of Praxa client service, and management to budgeted time and costs across project activities.

- Provide accurate and timely updates to the new business forecasts and backlog reports.

- Routinely provide updates to the Group CEO and the Board on business development activities and opportunities.

- Any other service requested by the Board or the Group CEO during the Consulting Period or Extended Period.

                              SCHEDULE B - BONUSES

The Consultant may be entitled to the following bonus payments payable in accordance with Section 6 of this Schedule B if each of the requirements of the relevant bonus are satisfied as set out below and as determined by the Board and the Group CEO in their sole and absolute discretion:

For the purpose of this Schedule B, the term "Bonuses" shall mean each of the Performance Bonus (as defined below), Sales Pipeline Bonus (as defined below), the Outsourcing Bonus (as defined below), Key Staff Retention Bonus (as defined below) and Praxa Growth Plan Bonus (as defined below).

[Details to be discussed and agreed prior to Closing]

                                                                           Final

                   ATTACHMENT B - FORM OF EMPLOYMENT RELEASE

See Attached.

                                            Initialled by Sellers ____
                                            Initialled by Purchaser __

                       SETTLEMENT DEED AND GENERAL RELEASE

      This SETTLEMENT DEED AND GENERAL RELEASE (this "Deed") is dated as of __, 2002, and is made by and among PRAXA LIMITED (A.C.N. 006 126 496), a company incorporated in Victoria, Australia and having a registered office of which is situated at 147 Eastern Road, South Melbourne, Victoria, Australia (the "Employer"); COLIN VICTOR HOLGATE of 7 Troon Place, Pymble, New South Wales (either "you" or the "Employee) and MANTECH INTERNATIONAL CORPORATION having an address of 12015 Lee Jackson Highway, Fairfax, Virginia, United States of America (the "Seller")

                                    RECITALS

      A. Employee is employed by Employer as the Chief Executive Officer of the Employer.

      B. Employer, its Affiliates (defined below) and Employee desire to resolve all claims as described in this Deed with respect to the Employee's employment by the Employer under the Service Agreement dated [ ], the Variation Agreement dated August 2, 2002, the Share Option Agreement unexecuted and any other agreement between the Employer and Employee as amended or supplemented from time to time (the "Old Employment Agreements") and thereby avoid the expense and uncertainty of further negotiations or other actions.

      C. The Employee and the Employer desire to enter into a Independent Consulting Agreement dated as of the date hereof covering a term of consultancy for a period of six (6) months beginning from Closing Date (as defined below) and continuing month to month thereafter on terms and conditions provided therein (the "Consulting Agreement").

      D     The Seller has agreed to sell the Employer to [ ] (the "Purchaser")
on terms and conditions of the Share Purchase Agreement and has agreed to pay the Settlement Sum (as defined) to the Employee as part of terms and conditions of the Share Purchase Agreement.

      NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS.

      "Released Parties" shall mean the Employer, its ultimate parent both prior to the Closing Date and post the Closing Date, the Seller, the Purchaser, any Affiliate, any related company and each of their directors, officers, managers and with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns and any other persons acting by, through, under or in concert with any of the persons or entities listed in hereto, and their successors.

      "Affiliate" shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with the Employer either before or after the Closing Date including without limitation any Affiliate of the Seller or the Purchaser.

                                                                    Initialed
                                                                    Employee___
                                                                    Company_____

      "Closing Date" shall mean the Closing Date of the Share Purchase Agreement which shall be no later than February 21, 2003 and shall be the date set out in Schedule A.

      "Share Purchase Agreement" shall mean the agreement dated prior to December 31, 2002 by and among the Purchaser, the Seller, ManTech Australia International Inc and the Employer relating to the sale and purchase of the Employer.

2.    TERMINATION.

      The Employee's termination of his employment is effective as of the Closing Date (the "Termination Date") and shall be deemed a resignation by the Employee. Both parties acknowledge and agree that the Employee's termination was voluntary and the Employer hereby accepts the Employee's voluntary termination. As of the Termination Date, Employee shall be deemed to have resigned from all offices and directorships then held with Employer, and Employer shall owe Employee no compensation or obligations other than those provided by in this Deed and pursuant to the Consultancy Agreement.

3.    SETTLEMENT SUM.

      In exchange for the execution of this Deed, the Seller will make a payment to the Employee in the total amount of AU$ [complete the amount] upon the signing of this Deed by all parties ("Settlement Sum").

      All payments to Employee shall be less withholdings required by law.

      Upon payment of the Settlement Sum and to the maximum extent permitted by law, all of the Employer's obligations to Employee with respect to compensation, car payments, bonus, salary, severance, redundancy payments, stock options or equity, benefits, expense reimbursement, accrual of holiday payments, sick leave, vacation pay, life or health insurance, payment in lieu of notice or similar payments or any other fringe benefit or other forms of consideration or obligation shall cease. Any continuing obligation of Employer to Employee shall be governed by the Consultancy Agreement.

4.    COVENANT NOT TO SUE.

      The Employee expressly represents and warrants that he has not filed, and agrees not to file in the future, any claim, charge, complaint or any other legal action against any of the Released Parties in relation to any aspect of his employment with Employer or any of the Old Employment Agreements. Without limiting the generality of the preceding sentence, Employee shall not sue or initiate, any compliance review, action, or proceeding against any Released Party, or participate in the same, individually or as a member of a class, under any contract (express or implied), or any federal, state, or local law, statute, or regulation pertaining in any manner relating to the Released Claims (as defined).

      Employee further represents and agrees that he will not engage in any conduct or take any action to cause or influence (or which reasonably could be anticipated to cause or influence) any person or entity, including but not limited to any past, present or prospective employee, client,

                                                                    Initialed
                                                                    Employee___
customer, or vendor, of the Employer, to initiate litigation, assert any other kind of claim or take other adverse action against the Released Parties.

5.    RELEASE.

      In consideration of the Settlement Sum and effective as at the Termination Date, Employee and his representatives, heirs, successors, and assigns do hereby completely release and forever discharge each of the Released Parties from all claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character, known or unknown, mature or unmatured, which Employee may now have or has ever had, whether based on tort, contract (express or implied), or any federal, state, or local law, statute, or regulation (collectively, the "Released Claims"). The Employee understands that the Released Claims he is releasing might arise under many laws in different jurisdictions (including statutes, regulations, other administrative guidance, and common law doctrines). Employee likewise releases the Released Parties from any and all obligations for attorneys' fees incurred in regard to the above claims or otherwise.

      Without limiting the generality of the preceding paragraph, the Employee understands that the Released Claims may be know or unknown to him and may include, without limitation any of the following: (i) claims that in any way relate to or arose during his employment with Employer; (ii) claims that in any way relate to the termination of the Old Employment Agreements, such as claims for payments in lieu of notice, redundancy payments, discrimination, retaliation, harassment, constructive discharge, compensation, bonuses, commissions, lost wages, or unused accrued vacation or sick pay; (iii) claims that in any way relate to the design or administration of any employee benefit program; (iv) claims to irrevocable or vested rights to severance or similar benefits or to post-employment health or group insurance benefits; (v) claims for, or relating to, any share options or other similar benefits; and (vi) any claims to attorneys' fees with respect to Released Claims he is releasing.

6.    UNKNOWN CLAIMS WAIVER.

      The Employee fully understands, and it is his knowing and voluntary intent that he is releasing Released Claims that he may not know about at the date of signing this Deed and that the Released Claims include not only claims presently known to Employee, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Released Claims as described in this Section. Employee understands that he may hereafter discover facts different from what he now believes to be true, which if known, could have materially affected this Deed, but he nevertheless waives any claims or rights based on different or additional facts. Employee knowingly and voluntarily waives any and all rights or benefits that he may now have, or in the future may have, with respect to the Released Claims.

7.    NO DISPARAGEMENT OR HARM AND EXISTING OBLIGATIONS.

      The Employee agrees to not criticize, denigrate, or disparage any Released Party and to remain bound by any Employer or any of its Affiliate's policies relating to confidential information, invention, nonsolicitation, noncompetition, or similar matters to which he is now subject.

                                                                    Initialed
                                                                    Employee___

8.    CONFIDENTIALITY.

      Employee understands and agrees that this Deed and each of its terms, and the negotiations surrounding it, are confidential and shall not be disclosed by Employee to any entity or person, for any reason, at any time, without the prior written consent of Employer, unless required by law.

9.    NON ADMISSION.

      The parties understand and agree that this is a compromise settlement of claims and that the furnishing of the consideration for this Deed shall not be deemed or construed at any time or for any purpose as an admission of liability by Employer, Seller or Purchaser. The liability for any and all claims is expressly denied by Employer, Seller and Purchaser.

10.   VOLUNTARY DEED.

      The Employee represents and agrees that he:

      (a) has carefully read and fully understands all of the provisions of this Deed;

      (b)   has had ample time to consider this Deed;

      (c)   has voluntarily and freely entering into this Deed;

      (d)   has the capacity to enter into this Deed;

      (e)   has received independent legal advice with respect to the Deed; and

      (f) is entering this Deed based on his own judgement and advice and not on any representations or promises made by the other party, other than those expressly provided for in this Deed.

11.   INDEMNITY FOR BREACH OF RELEASE.

      Employee hereby indemnifies each of the Released Parties and the Company against:

      (a) any and all claims, losses, demands or actions made by Employee, any of his successors or assigns or any third party on the Employee's behalf as a result of, or in connection with, any matters in which Employee has released liability for in Section 5 hereof; and

      (b) all legal costs (on a solicitor and own client basis or full indemnity basis, whichever is the greater) and other expenses incurred in connection with a demand, action, arbitration or other proceeding (including mediation, compromise, out of court settlement or appeal) arising directly or indirectly as a result of, or in connection with, any matter in which Employee has released liability for in Section 5 hereof.

12.   MISCELLANEOUS PROVISIONS.

      (a) Integration. The parties understand and agree that this Deed: (i) recites the sole terms and conditions for this Deed; (ii) that no representation or promise has been made by Employer, or any other Released Party on any subject whatsoever, except as expressly set forth in this Deed; and (iii) that all agreements and understandings between the parties on any subject whatsoever are embodied and expressed in this Deed. This Deed shall supersede all prior or contemporaneous agreements and understandings among Employee, Employer, and any other

                                                                    Initialed
                                                                    Employee___

Released Party, whether written or oral, express or implied, with respect to any subject whatsoever, including without limitation, any employment-related agreement or benefit plan, except to the extent that the provisions of any such agreement or plan have been expressly referred to in this Deed as having continued effect.

      (b) Amendments; Waivers. This Deed may not be modified or amended, except by an instrument in writing, signed by the Employee and the Employer. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Deed that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

      (c) Assignment; Successors and Assigns. Employee agrees that he will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Deed, nor shall Employee's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation shall be null and void. Nothing in this Deed shall prevent the consolidation of the Employer with, or its merger into, any other corporation, or the sale by the Employer of all or substantially all of its properties or assets, or the assignment by the Employer of this Deed and the performance of its obligations hereunder to any successor in interest or any Affiliates of the Employer. Subject to the foregoing, this Deed shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above. This Deed shall also inure to the benefit of any Released Party.

      (d) Invalid Provisions. If any provision of this Deed is held to be illegal, invalid or unenforceable under any present or future law: (i) such provision will be fully severable; (ii) the remaining provisions of this Deed will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (iii) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Deed a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      (e) Attorneys' Fees. In any legal action, arbitration, or other proceeding brought to enforce or interpret the terms of this Deed, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

      (f) Jurisdiction and Governing Law. This Deed shall be governed by and construed in accordance with the law of the Hong Kong Special Administrative Region, China. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Deed or the transactions contemplated hereby shall be brought by any of the parties in the courts of Hong Kong, and each of the parties hereby consent to the exclusive jurisdiction of such courts in any such suit, action or proceeding and waives any objection to venue laid therein.

                                                                    Initialed
                                                                    Employee___

      (g) Interpretation. This Deed shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Deed shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Deed. Captions are used for reference purposes only and should be ignored in the interpretation of this Deed.

                                                                    Initialed
                                                                    Employee___

The parties have duly executed this Deed as of the date first written above.

The Common Seal of PRAXA LIMITED is affixed  )
in accordance with its Constitution in the   )
presence of                                  )

____________________________________________
Signature of authorised person
Office held:
Name of authorised person:

____________________________________________
Signature of authorised person
Office held:
Name of authorised person:

Signed, sealed and delivered by COLIN HOLGATE

____________________________________________

Before me:

____________________________________________
Name of Witness
Title of Witness
Address of Witness

Signed, sealed and delivered by              )
MANTECH INTERNATIONAL CORPORATION            )

____________________________________________
Signature of authorised person

____________________________________________
Office held

____________________________________________
Name of authorised person

                                                                    Initialed
                                                                    Employee___

                            SCHEDULE A - CLOSING DATE

The Closing Date and the Termination Date for the purposes of this Deed is
_______________.

                                                                    Initialed
                                                                    Employee___